As filed with the Securities and Exchange Commission on May 12, 2006

REGISTRATION NO.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

GOLDEN PATRIOT, CORP.

(Name of Small Business Issuer in its Charter)

Nevada	1000	98-0202944
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1140 Reckson Plaza

Uniondale, NY 11556

(516) 312-4623

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Bradley Rudman

Chief Executive Officer, Chief Financial Officer and Sole Director

GOLDEN PATRIOT, CORP.

1140 Reckson Plaza

Uniondale, NY 11556

(516) 312-4623

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of communications to:

Thomas E. Stepp, Jr.

Stepp Law Group, a professional corporation

32 Executive Park, Suite 105, Irvine, California 92614

Tel: (949) 660-9700 Fax: (949) 660-9010

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Ru+le 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (5)	Proposed maximum aggregate offering price (US$)	Amount of registration fee
Common stock to be offered for resale by selling stockholders upon conversion of promissory notes	47,000,000 (1)	$.31	$14,880,000	$1,592.16
Common stock to be offered for resale by selling stockholders upon exercise of warrants	11,000,000 (2)	$.31	$3,410,000	$364.87
Common stock to be offered for resale by selling stockholders upon exercise of warrants	11,000,000 (3)	$.31	$3,410,000	$364.87
Common stock to be offered for resale by a selling stockholder upon exercise of warrants	1,000,000 (3)	$.31	$310,000	$33.17
Total Registration Fee				$2,355.07

1. Represents shares of common stock issuable in connection with the potential conversion of promissory notes aggregating a maximum of $2,000,000 in accordance with a Securities Purchase Agreement dated March 12, 2006 between us and AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC, respectively. See “Selling Stockholders – Secured Convertible Notes and Warrants Financing” for information on the notes.

2. Represents shares of common stock issuable in connection with the exercise of our initial warrants ($.30 exercise price) held by the following selling stockholders: AJW Partners, LLC,

ii

AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC, respectively. See “Selling Stockholders – Secured Convertible Notes and Warrants Financing” for information on the warrants.

3. Represents shares of common stock issuable in connection with the exercise of our subsequent warrants ($.30 exercise price) to be held by the following selling stockholders: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC, respectively. See “Selling Stockholders – Secured Convertible Notes and Warrants Financing” for information on the warrants.

4. Represents shares of common stock issuable in connection with the exercise of the warrants ($.30 exercise price) to be held by Envision Capital LLC. See “Selling Stockholders – Secured Convertible Notes and Warrants Financing” for information on the warrants.

5. Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on May 5, 2006.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

iii

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MAY 12,2006.

GOLDEN PATRIOT, CORP.

47,000,000 SHARES OF COMMON STOCK ISSUABLE UPON THE POTENTIAL CONVERSION OF PROMISSORY NOTES

11,000,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF OUR INITIAL WARRANTS ($.30 EXERCISE PRICE)

11,000,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF OUR SUBSEQUENT WARRANTS ($.30 EXERCISE PRICE)

1,000,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF OUR WARRANTS ($.30 EXERCISE PRICE)

Our selling stockholders AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC are offering to sell 47,000,000 shares of common stock issuable upon the potential conversion of promissory notes 11,000,000 shares of common stock issuable upon the exercise of our initial warrants ($.30 exercise price) and 11,000,000 shares of common stock issuable upon the exercise of our subsequent warrants ($.30 exercise price).  Our selling stockholder Envision Capital LLC is offering to sell 1,000,000 shares of common stock issuable upon the exercise of our warrants ($.30 exercise price).

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 5.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 12, 2006

Our shares of common stock are quoted on the OTC Bulletin Board under the symbol “GPTC.OB.” The last reported sale price of our common stock on May 5, 2006 was $.30.

We will receive no proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the exercise of the warrants to purchase up to 23,000,000 of the shares registered hereby if the selling stockholders choose to exercise those warrants.

TABLE OF CONTENTS

PAGE NO.

ABOUT US

3

RISK FACTORS

5

USE OF PROCEEDS

11

MARKET FOR COMMON EQUITY AND

RELATED STOCKHOLDER MATTERS

11

MANAGEMENT’S DISCUSSION AND

ANALYSIS OR PLAN OR OPERATION

13

BUSINESS

17

LEGAL PROCEEDINGS

26

MANAGEMENT

27

PRINCIPAL STOCKHOLDERS

34

SELLING STOCKHOLDERS

35

PLAN OF DISTRIBUTION

41

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

42

DESCRIPTION OF SECURITIES

43

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

43

TRANSFER AGENT

44

EXPERTS

44

LEGAL MATTERS

44

FINANCIAL STATEMENTS

44

ABOUT US

We are a corporation organized under the laws of the State of Nevada on November 24, 1998.  We were incorporated under the name “Herrimen Oil & Gas Inc.” and our articles were amended on April 2, 2003 to change our name to “Boundaries Capital, Inc.”  We amended our articles to change our name to “Golden Patriot, Corp.” on October 10, 2003 to better reflect our change in business to a mining company.

We have a wholly owned Nevada subsidiary, Golden Patriot Nevada, Corp., (formerly Vocalwave Software Inc.).  Our subsidiary was incorporated on August 5, 2003, and we acquired the company on August 5, 2003.  Our subsidiary has been inactive thus far.

SUMMARY FINANCIAL DATA

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended April 30, 2005 and 2004, including the notes to those financial statements and the unaudited interim consolidated financial statements for the nine month period ended January 31, 2006 including the notes to those financial statements, which are included elsewhere in this prospectus.  The following financial data should also be read in conjunction with “Management’s Discussion and Analysis or Plan of Operation” included elsewhere in this prospectus.

For the year ended April 30, 2005
Revenue	$0
Net Loss for the year	$(364,939)
Loss Per Share - basic and diluted	$(0.00)
As of April 30, 2005
Working Capital (Deficiency)	$(433,255)
Total Assets	$40,747
Total Current Assets	$39,122
Total Number of Issued Shares of Common Stock	72,012,895
Deficit	$(4,449,245)
Total Stockholders' Equity (Deficiency)	$(431,630)

For the nine months ended January 31, 2006
Revenue	$0
Net Loss for the Period	$(322,474)
Loss Per Share - basic and diluted	$(0.00)
As of January 31, 2006
Working Capital (Deficiency)	$(317,448)
Total Assets	$29,644
Total Current Assets	$28,349

Total Number of Issued Shares of Common Stock	74,162,895
Deficit	$(4,771,719)
Total Stockholders' Equity (Deficiency)	$(520,153)

WHERE YOU CAN FIND US

Our executive offices are located at 1140 Reckson Plaza, Uniondale, NY 11556. Our telephone number is (516) 312-4623 and our facsimile number is (516) 408-4884.

SECURITIES OFFERED BY US

We are not offering any securities. All shares being registered are for our selling stockholders.

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

WE HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE. AS A RESULT, WE MAY HAVE TO SUSPEND OR CEASE EXPLORATION ACTIVITIES AND IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We were incorporated on November 24, 1998 to engage in the business of oil and gas exploration and development. In September 2003, we changed our business to mineral exploration. We have no exploration history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $4,771,719. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

-	our ability to locate a profitable mineral property or properties; and

-	our ability to generate revenues.

Our plan of operation calls for significant expenses in connection with the exercise of our option on the Lucky Boy Prospect and the exploration and development of that prospect, which will require us to obtain additional financing. We recorded a net loss of $322,474 for the nine months ended January 31, 2006 and have an accumulated deficit of $4,771,719 as at January 31, 2006. As at May 5, 2006, we had cash of approximately $78,600 and for the next twelve months, management anticipates that the minimum cash requirements to fund our proposed exploration program and our continued operations will be approximately $600,000.  Additionally, we may owe up to $120,000 in interest on the notes issued and to be issued in connection our April 12, 2006 notes and warrants financing, though we will not owe interest in any month in which the trading price of our common stock exceeds $.1125 on each day of the month.  The first interest payment under the notes is due June 30, 2006.  Accordingly we do not currently have sufficient funds to meet our planned expenditures over the next twelve months and will need to seek additional financing to meet our planned expenditures.  We have not attained profitable operations and are dependent upon obtaining financing to pursue our plan of operation. For these reasons, our independent auditors believe there exists a substantial doubt about our ability to continue as a going concern.

We anticipate receiving additional funds of $600,000 in connection with our April 12, 2006 notes and warrants financing when this registration statement is filed and an additional $700,000 when this registration statement is declared effective.  See “Selling Stockholders – Secured Convertible Notes and Warrants Financing” for information on the notes and warrants financing.  If we receive such financing as anticipated, we believe that these cash reserves will satisfy our cash requirements in order to continue as a going concern for at least twelve months following the date of this prospectus.  If we do not receive this additional financing our business will likely fail.

BECAUSE OF THE UNIQUE DIFFICULTIES AND UNCERTAINTIES INHERENT IN MINERAL EXPLORATION VENTURES, WE FACE A HIGH RISK OF BUSINESS FAILURE.

You should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the mineral claims may not result in the discovery of mineral deposits. If funding is not available, we may be forced to abandon our operations.

BECAUSE WE ANTICIPATE OUR OPERATING EXPENSES WILL INCREASE PRIOR TO OUR EARNING REVENUES, WE MAY NEVER ACHIEVE PROFITABILITY.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of the Lucky Boy Prospect or the Debut and Gold View properties, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

AS WE UNDERTAKE EXPLORATION OF THE LUCKY BOY PROPERTY AND THE, DEBUT AND/OR GOLD VIEW PROPERTIES, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED COST OF OUR EXPLORATION PROGRAM.

There are several governmental regulations that materially restrict mineral exploration. We will be subject to the laws of the States of Nevada and Arizona and applicable federal laws as we carry out our exploration program on the Lucky Boy property and the Debut, and/or Gold View properties. We are required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program.

IF WE BECOME SUBJECT TO INCREASED ENVIRONMENTAL LAWS AND REGULATION, OUR OPERATING EXPENSES MAY INCREASE.

Our development and production operations are regulated by both US Federal and Nevada and Arizona state environmental laws that relate to the protection of air and water quality, hazardous waste management and mine reclamation. These regulations will impose operating costs on us. If the regulatory environment for our operations changes in a manner that increases costs of compliance and reclamation, then our operating expenses would increase with the result that our financial condition and operating results would be adversely affected.

WE HAVE NO KNOWN MINERAL RESERVES AND IF WE CANNOT FIND ANY, WE WILL HAVE TO CEASE OPERATIONS.

We have no known mineral reserves. Mineral exploration is highly speculative. It involves many risks and is often non-productive. Even if we are able to find mineral reserves on our properties our production capability is subject to further risks including:

-

Costs of bringing the property into production including exploration work, preparation of production feasibility studies, and construction of production facilities, all of which we have not budgeted for;

-	Availability and costs of financing;
-	Ongoing costs of production; and
-	Environmental compliance regulations and restraints.

The marketability of any minerals acquired or discovered may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the success of our exploration efforts and such other factors as government regulations, including regulations relating to allowable production, exporting of minerals, and environmental protection. If we do not find a mineral reserve or define a mineral inventory or if we cannot explore the mineral reserve, either because we do not have the money to do it or because it will not be economically feasible to do it, we will have to cease operations and you will lose your investment.

AS WE UNDERTAKE EXPLORATION OF OUR MINERAL CLAIMS, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED COST OF OUR EXPLORATION PROGRAM.

There are several governmental regulations that materially restrict mineral exploration. We are required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements include:

(a)	Water discharge will have to meet drinking water standards;

(b)	Dust generation will have to be minimal or otherwise re-mediated;

(c)	Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;

(d)	An assessment of all material to be left on the surface will need to be environmentally benign;

(e)	Ground water will have to be monitored for any potential contaminants;

(f)	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

(g)	There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program. We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. If remediation costs exceed our cash reserves we may be unable to complete our exploration program and have to abandon our operations.

WE MAY CONDUCT FURTHER OFFERINGS IN THE FUTURE IN WHICH CASE YOUR SHAREHOLDINGS WILL BE DILUTED.

We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders. We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. If we issue additional stock, your percentage interest in us will be lower. This condition is often referred to as "dilution". The result of this could reduce the value of your stock.

BECAUSE OUR EXECUTIVE OFFICERS AND DIRECTOR DO NOT HAVE FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF MINERAL EXPLORATION, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our executive officers and director do not have any formal training as geologists or in the technical aspects of management of a mineral exploration company. With no direct training or experience in these areas, our management may not be fully aware of the specific requirements related to working within this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

OUR GOVERNING DOCUMENTS PROVIDE FOR LIMITED LIABILITY FOR OUR DIRECTOR.

Our articles of incorporation and bylaws limit and indemnify against the personal liability of our director for monetary damages for breach of fiduciary duty of care as a director, subject to certain exceptions, to the fullest extent allowed by Nevada law. We also have a separate Indemnification

Agreement with our director.  Accordingly, except in limited circumstances, our director may not be liable to us or our stockholders for breach of this duty.

OUR RECENT FINANCING REQUIRES THIS REGISTRATION STATEMENT TO BECOME EFFECTIVE BY AUGUST 25, 2006 AND IF THIS FAILS TO HAPPEN WE WILL INCUR SUBSTANTIAL DAMAGES.

We recently received financing from certain of the selling stockholders listed in this document. Such financing requires us to file this registration statement and have the registration statement declared effective by the SEC by August 25, 2006. If this registration statement is not declared effective by August 25, 2006, we begin incurring substantial damages.

THE CONVERSION OF THE PROMISSORY NOTES BASED ON OUR RECENT FINANCING IS BASED ON AN AVERAGE OF THE LOWEST INTRA DAY TRADING PRICES OF OUR COMMON STOCK OVER A CERTAIN PERIOD OF TIME PRIOR TO CONVERSION AND THE DECREASE OF THE INTRA DAY TRADING PRICE WILL RESULT IN POTENTIAL ISSUANCE OF A SIGNIFICANT INCREASE OF SHARES RESULTING IN DILUTION TO OUR SHAREHOLDERS.

The potential conversion of the promissory notes from our recent financing is based on the average of the lowest three intra-day trading prices of our common stock for the 20 trading days before a conversion of the promissory notes. The price of our common shares may fluctuate and the lower intra-day trading price in the future will result in a conversion ratio resulting in issuance of a significant amount of our common shares to the promissory note holders. This will result in our present shareholders being diluted.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT.

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker-dealers to: make a suitability determination prior to selling a penny stock to the purchaser; receive the purchaser’s written consent to the transaction; and provide certain written disclosures to the purchaser.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR SHARES OF COMMON STOCK AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL.

Sales of substantial amounts of shares of our common stock in the public market could decrease the prevailing market price of our common stock. If this is the case, investors in our shares of common stock may be forced to sell such shares at prices below the price they paid for their shares, or in the case of the investors in the April 12, 2006 financing, prices below the price they converted their notes and warrants into shares. In addition, a decreased market price may result in potential future investors losing confidence in us and failing to provide needed funding. This will have a negative effect on our ability to raise equity capital in the future.

WE HAVE SUBSTANTIAL DEBT OBLIGATIONS, INCLUDING CERTAIN DEBT OBLIGATIONS SECURED BY ALL OF OUR ASSETS.  IF WE ARE UNABLE TO REPAY SUCH OBLIGATIONS, OUR BUSINESS WILL LIKELY FAIL.

On April 12, 2006, we entered into a notes and warrants financing agreement with certain of the selling stockholders hereunder.  Under that agreement, we were to issue up to $2,000,000 in secured convertible notes and we did issue $700,000 in secured convertible debentures.  The secured convertible notes are secured by all of our assets and property.  If there is an event of default under the convertible notes, among other remedies, the holders of the convertible debentures can elect to require us to pay all of the outstanding principal amount, plus all other accrued and unpaid amounts under the convertible notes.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders.  We will, however, incur all costs associated with this registration statement and prospectus.

MARKET FOR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the OTC Bulletin Board under the symbol “GPTC.OB.” The following table sets forth the range of high and low bid quotations through the end of fiscal year 2006 (up to April 30, 2006). These quotations as reported by the OTC Bulletin Board reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

The first trade of our Common Stock on the Bulletin Board occurred in May 2002.  The following table sets forth the quarterly high and low closing sale prices for the Common Stock for the periods indicated below, based upon quotations between dealers, without adjustments for stock splits, dividends, retail mark-ups, mark-downs or commissions, and therefore, may not represent actual transactions:

Date	High	Low

First Fiscal Quarter 2004	$ 0.10	$ 0.09
Second Fiscal Quarter 2004	$ 2.00	$ 0.10
Third Fiscal Quarter 2004*	$ 0.41	$ 0.28
Fourth Fiscal Quarter 2004	$ 0.65	$ 0.37
First Fiscal Quarter 2005	$ 0.47	$ 0.17
Second Fiscal Quarter 2005	$ 0.25	$ 0.13
Third Fiscal Quarter 2005	$ 0.16	$ 0.07
Fourth Fiscal Quarter 2005	$ 0.15	$ 0.06
First Fiscal Quarter 2006	$ 0.17	$ 0.05
Second Fiscal Quarter 2006	$ 0.12	$ 0.07
Third Fiscal Quarter 2006	$ 0.17	$ 0.06
Fourth Fiscal Quarter 2006	$ 0.35	$ 0.08

On April 24, 2006, we became listed on Frankfurt Stock Exchange under the trading symbol “GPU”.

HOLDERS

The approximate number of holders of record as of May 5, 2006 for our common shares was 51.   There are likely additional holders which hold their shares in street form, however we do not know who they are or how many shareholders hold their stock in street form.

DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

o  Make a suitability determination prior to selling a penny stock to the purchaser;

o  Receive the purchaser’s written consent to the transaction; and

o  Provide certain written disclosures to the purchaser.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OR PLAN OF OPERATION

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The following information specifies forward-looking statements of our management. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “expect”, “estimate”, “anticipate”, “probable”, “possible”, “should”, “continue”, or similar terms, variations of those terms or the negative of those terms. Actual results may differ materially from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

PLAN OF OPERATIONS

As of January 31, 2006, we had cash reserves of $2,579.  As of May 5, 2006, we had cash reserves of approximately $78,600.  Additionally, we anticipate receiving additional funds of $600,000 in connection with the April 12, 2006 notes and warrants financing when this registration statement is filed and an additional $700,000 when this registration statement is declared effective.  See “Selling Stockholders – Secured Convertible Notes and Warrants Financing” for information on the notes and warrants financing.  If we receive such financing as anticipated, we believe that these cash reserves will satisfy our cash requirements in order to continue as a going concern for at least twelve months following the date of this prospectus.

We have not received revenue from operations during the nine months ended January 31, 2006.  We cannot estimate when we will begin to realize any revenue.

We have been financing our operations primarily from the proceeds of the April 12, 2006 notes and warrants financing, other loans and from the sale of marketable securities, common shares of Minterra Resource Corp. (“Minterra”), which we received as partial consideration for granting them the option to earn a 50% ownership interest in mineral properties (as of the date of this prospectus, we have sold all of those common shares of Minterra).  The money was used to fund ongoing operating costs and our corporate obligations.

With the $640,000 we initially received in connection with the April 12, 2006 notes and warrants financing, we paid a cash finders fee of $70,000 to Envision Capital LLC and paid certain accounts payable and advances payable.  Further, we contributed additional funds toward the exercise of our option on the Lucky Boy property in Arizona. We currently anticipate that the additional proceeds from the notes and warrants sale transaction with the selling stockholders hereunder will be used to pay the remaining $130,000 cash finders fee to Envision Capital LLC, to further pay our accounts payable and advances payable, to completely exercise our option on the Lucky Boy property in Arizona, to pay the exploration and development expenses of the Lucky Boy property, and to pay our general and administrative expenses and consulting fees for at least 12 months.  We have not determined our plan with respect to our Debut and Gold View properties that we currently hold an interest in.  We believe that we will use our funds to pay filing fees and claim maintenance fees on those properties, however, we have no operator in place to assist us in the exploration and development of those claims and we have not decided whether we will utilize any additional funds to explore or develop those properties in the next twelve months.

Additionally, we may owe up to $120,000 in interest on the notes issued and to be issued in connection our April 12, 2006 notes and warrants financing, though we will not owe interest in any month in which the trading price of our common stock exceeds $.1125 on each day of the month.  The first interest payment under the notes is due June 30, 2006.

OUR PLAN OF OPERATIONS FOR NEXT 12 MONTHS

We are an exploration stage company and we do not have any proven or probable reserves on any of our properties.

Our plan of operations for the next twelve months is to exercise our option on the Lucky Boy property in Arizona, to develop and explore that property in Arizona and possibly to develop and explore our various properties in Nevada.

Arizona Property

We have an option to acquire a 100% interest in 14 mineral claims and an 80 acre State Lease, collectively, the “Lucky Boy Prospect,” located in Gila County, Arizona.  This option was acquired from Handley Minerals Inc. The recommended work program on the Lucky Boy Prospect consists of two phases. The first phase consisted of geological mapping and sampling, an MMI geochemical survey, grid-establishment (line-cutting) and radiometric surveys consisting of a 6 man crew and the project geologist. The first phase is complete whereby the grid, line-cutting, MMI soil sampling, and some radiometric surveys have been completed. The samples were shipped to SGS Laboratories of Canada, who processed the results. The preliminary results on rock samples returned very encouraging uranium grades and the operator recently received the MMI results.  Mark Fedikow, HB.Sc., Ph.D., P.Eng., P.Geo., was retained by the operator, Ashworth Explorations Ltd. (“Ashworth”), to interpret the results and to write a report and recommend in conjunction with Joe Montgomery, Ph.D., P.Eng., the continuation of Phase One  and into the drilling program combined with other exploratory recommendations. Establishing economic grade and tonnage of uranium is the objective of our exploration programs.

We are now in receipt of Dr. Fedikow’s report and a multi-hole drill program to test the extensions of the ore is now being planned and we anticipate permitting applications will be submitted shortly. The property within this first phase was visited on two occasions by Dr. Joe Montgomery, one of the Qualified Persons overseeing the project, accompanied by Nick Barr, Project Geologist for Ashworth, to initiate the Phase One aspects of the exploration and later to oversee the work to date. The first phase of this program has been completed and fully funded.

Fred Brost, P.E., of Mining and Environmental Consultants Inc. will be working in conjunction with SWCA Environmental Consulting Inc. and will be expediting all permitting applications pertinent to the Plan of Operations and overseeing all reclamation work..

Phase Two is drilling for an approximate cost of $100,000.

In August 2005, we paid $1,750 in claims fee to maintain the Lucky Boy Prospect over the next twelve months.  Pursuant to our original agreement with Handley Minerals Inc., if we choose to exercise our option we were obligated to pay the following:

(a) make a property payment of $25,000 upon execution, which we paid;

(b) make a property payment of $25,000 on March 17, 2006, of which we paid $10,000 in advance and $15,000 on April 17, 2006;

(c)  to incur $200,000 in exploration and development costs by March 17, 2006, but only approximately $150,000 was incurred.

On March 17, 2006, Handley Minerals Inc. provided us with an amendment to the agreement whereby an extension was made to make the rest of the second year $25,000 property payment and to pay approximately $47,300 in exploration and development costs by April 17, 2006, both of which have been paid as of the date of this prospectus, as well as to make up the remaining amount of the exploration and development short fall from the first year in the second year expenditure obligations.

The cost to maintain the Lucky Boy Prospect over the next twelve months is $1,750 in BLM claims due by August 31, 2006.  Another property payment of $25,000 is due to Handley on March 17, 2007.  Our geologist is expecting the work program to cost up to $300,000 over the next twelve months, of which we have already paid $35,000.

SWCA Environmental Inc., a leading environmental consulting firm has been assigned the archeological and biological surveys to satisfy the permitting requirements prior to surface disturbance. These surveys will start immediately and in this regard, advance monies have been forwarded.  The operator has informed us that non-disturbance activities may commence at anytime, and they are now prepared to mobilize crews to the field to initiate grid extensions and more claim staking followed by geophysics and geometrics.

Drilling contract tenders have been put out for a preliminary 20 hole drill program. This program is expected to commence in July 2006.

Nevada Properties

In 2003, we entered into a quitclaim deed with Scoonover Exploration, LLC, (“Scoonover”) whereby we acquired a 100% interest in 16 mineral claims covering 320 acres in north central Nevada, known as the Debut.  The Debut property is located 96 miles south east of Elko, Nevada on the west flank of the West Buttes Range in the Delker Mining District Elko County, Nevada. The property is due north-northeast and on trend from Placer Domes Bald Mountain deposit. The Debut Prospect is an intrusive related sediment-hosted gold-copper system that holds potential for shallow, economic gold mineralization.  We will be exploring for gold on the Debut property if we commence exploration.

The Debut project is located in the Delker Mining District in Elko County, Nevada at approximately 40°22' N, 115°1' W. The property is approximately 96 road miles southwest of the town of Elko.  The Debut project is located in unsurveyed T29N, R62E.

The Debut Prospect consists of 16 unpatented lode mining claims held directly by us.  Over the next twelve months there are $2,144 in Elko County filing fees and claim maintenance fees due to the U.S. Bureau of Land Management in order to maintain the claims in good standing. There are no other costs involved in maintaining the Debut Prospect in good standing over the next twelve months.  We currently do have sufficient funds in the bank to make this payment which is due in August 2006.

We have not determined our plan with respect to the future exploration and development of the Debut Prospect.  We have no operator in place to assist us in the exploration and development of those claims and we have not decided whether we will utilize any additional funds to explore or develop those properties in the next twelve months.

We also entered into an acquisition agreement in 2004 with Scoonover whereby we acquired a 100% ownership in the Gold View Project.  This acquisition consists of 76 mineral claims in the Battle Mountain-Eureka Trend.

The Gold View Project is located on the northwest flank of the Roberts Mountains and covers parts of sections 25 and 36, Township 24 North, Range 49 East; and sections 21, 22, 28, 29, 30, and 31 Township 24 North, Range 50 East, Eureka County, Nevada The property is reached by driving approximately 22 miles west from Elko, Nevada on U.S. Interstate Highway 80 to Carlin, Nevada, then south on Nevada State Highway 278 to the JD Ranch-Cortez road then approximately 6 miles west to the Tonkin Springs road and 12 miles south to the property.

The Gold View Project consists of 76 unpatented lode mining claims held directly by us. In August 2005, Minterra paid $10,150 in Eureka County filing fees and claim maintenance fees due to the U.S. Bureau of Land Management, therefore the property is in good standing.  The next payment of filing fees and claim maintenance fees of $10,150 is due in August 2006.  We currently have sufficient funds to pay these fees.  There are no advance royalty payments on the Gold View Prospect.   We entered into an option agreement with a three year term with Minterra Resource Corp. (“Minterra”) on July 26, 2004, whereby we granted Minterra the option to earn a 50% ownership interest in the Gold View Prospect. Minterra dropped their interest in the Gold View Project on February 25, 2006, therefore we now have a 100% ownership in the project. Minterra is no longer the operator on this project and exploration on the Gold View Project has currently ceased.  We were exploring for gold on the Gold View Property.  We have not determined our plan with respect to the future exploration and development of the Gold View Prospect.  We have no operator in place to assist us in the exploration and development of those claims and we have not decided whether we will utilize any additional funds to explore or develop those properties in the next twelve months.

The former operator on the Gold View Prospect, completed detailed geophysical (gravity) and geochemical surveys on the prospect and ten reverse circulation (“RC”) drill holes were permitted.  According to the former operator, a total of 1,915 feet of drilling was completed in four RC holes.  Two vertical and two angel holes were placed to test a 3,500 foot long portion of a prominent northerly trending structure zone intersected by a northeast trending fault (interpreted from geophysical-gravity data) where it was coincident with anomalous soil geochemistry (gold, arsenic, antimony, and mercury).  The drill assays contain anomalous trace element results and associated detectable gold suggesting that the drill holes may be distal, peripheral portion of a prospective gold system.

Drill holes GV-1 and GV-2 tested the southern end of the zone and drilled to 400 feet and 320 feet respectively.   GV-1 cut 360 feet of gravel and went into quartzite, interpreted as the Ordovician Eureka Formation.  GV-2 cut 260 feet of gravel and also went into Ordovician Eureka Quartzite.  GV-2 had anomalous antimony (up to 9ppm) in the quartzite.

Drill hole GV-3 tested the central portion of the structure and cut 460 feet of gravel before being abandoned due to severe caving.

Drill hole GV-4 was drilled to 740 feet and tested the northern portion of the structural zone, north of the cross-cutting northeast fault.  The hole cut 725 feet of gravel and went into limestone, interpreted as Devonian Denay Formation.  Assays of the limestone returned up to 42 ppm antimony.

The former operator completed a review of the drill results in the context of previous geological, geophysical and geochemical surveys and decided to withdraw from the Gold View Project as it did not meet their current exploration requirements.  The former operator, Minterra, has informed us that it will complete required surface reclamation of the property when weather permits.

In 2004, we also acquired a 2% net smelter royalty (NSR) from Scoonover retained on 20 mineral claims covering the SMH gold property and a 2% NSR retained on eight claims covering the Roxy Silver property.  These properties are wholly owned by McNab Creek Gold Company.  We have not received any revenue to date from either NSR.

Research and Development; Employees

We do not anticipate any significant research and development within the next 12 months, nor do we anticipate that we will lease or purchase any significant equipment within the next 12 months. We do not anticipate a significant change in the number of our employees within the next 12 months. We anticipate that we will rely on the contracting of independent consultants during our exploration stage, rather than hiring employees.

OFF BALANCE SHEET ARRANGEMENTS

None.

BUSINESS

OUR DEVELOPMENT

We are a corporation organized under the laws of the State of Nevada on November 24, 1998.  We were incorporated under the name “Herrimen Oil & Gas Inc.” and our articles were amended on April 2, 2003 to change our name to “Boundaries Capital, Inc.”  We amended our articles to change our name to “Golden Patriot, Corp.” on October 10, 2003 to better reflect our change in business to a mining company.

We have a wholly owned Nevada subsidiary, Golden Patriot Nevada, Corp., (formerly Vocalwave Software Inc,).  Our subsidiary was incorporated on August 5, 2003, and we acquired the company on August 5, 2003.  Our subsidiary has been inactive thus far.

OUR PRIOR BUSINESS

We were originally incorporated to explore and develop or participate in the exploration and development of oil and gas properties in California.  By agreement between Brothers Oil & Gas Inc. and us, we had an option to acquire Brothers' 13% (approximate) interest in a property known as the Pioneer Canal Prospect.  At the time we entered into this transaction, it was a related party transaction, in that Allen Sewell was our director as well as being a director and shareholder of Brothers.  The property comprised of approximately 240 acres in Kern County, California.  The total acreage was divided into 160 acres for the 61-9 Well and 80 acres for the 18 R Well.   We paid $45,000 to Brothers for the acquisition cost of the option to acquire Brothers' interest in the property.

The exercise price of the option was $750,000, if exercised, we would have earned a 12% and a 13% working interest in the two wells.

The option originally terminated on June 30, 1999, but by a letter from Brothers dated June 18, 1999 the option was extended.  By letters from Brothers dated December 31, 2001, and June 25, 2002, the option was further extended on a month-to-month basis before being mutually terminated on September 29, 2003.

The Dun Glen Prospect

By a mining lease agreement dated September 25, 2003, we acquired from Scoonover Exploration LLC (“Scoonover”) the exclusive right to prospect and explore 28 lode mining claims located in Pershing County, Nevada for $10,000.   The definitive agreement gave us lease rights to a 100% interest in the property contingent upon certain annual payments being made to Scoonover.  We entered into an option agreement with a three year term with Minterra on July 26, 2004, whereby we granted Minterra the option to earn a 50% ownership interest in the Dun Glen Prospect. Minterra dropped their interest in the Dun Glen Prospect on June 23, 2006,  In September 2005 we decided to drop the Dun Glen claims and did not make our BLM payments and as such we abandoned our rights to the property.

Sierra Claims

On January 27, 2004, we entered into a contract with ZyMin Corporation (“ZyMin”) to purchase a 100% interest in 30 mineral claims (the “Sierra Claims”) located in Pershing County, Nevada.  As consideration for the sales and conveyance, we issued 222,000 common shares to ZyMin.  The Sierra Claims formed a buffer around existing properties that comprised the Dun Glen Project.

On June 23, 2005, Minterra Resource Corp., our joint venture partner, informed us that they were dropping their option on the Dun Glen Prospect due to their limited resources which they prefered not to utilize on mesothermal veins, which is the geological nature of the Dun Glen Prospect.  Before Minterra dropped their option on the Dun Glen, they did perform geologic interpretation and evaluation on the prospect.

The Dun Glen Project consisted of 58 mining claims, which included the Sierra claims, which were held directly by us.  In September 2005, we decided to drop the Dun Glen Project in order to utilize our funds on our other projects.  We did not pay the Bureau of Land Managment claims that were due, therefore we abandoned our right to the claims and lost all rights to the property.  Therefore, we do not have any current or future cash commitments related to the Dun Glen Project.

Prior Joint Ventures

By a letter of intent dated March 15, 2004, we granted Megastar Development Corp. (“MDV”), a Canadian public company, the option to earn a 50% ownership interest in the Debut Property.  As consideration MDV was to pay us a total of $201,600, issue us a total of 500,000 of its common shares and incur exploration cost on the property totaling $1,000,000.  On May 10, 2004, we and MDV mutually terminated the letter of intent.

We entered into an option agreement with Minterra on July 26, 2004, whereby we granted Minterra the option to earn a 50% ownership interest in the Gold View and Dun Glen Prospects.  As consideration, Minterra was required, per property, to reimburse us our out-of-pocket costs up to a maximum of $30,000, to issue us 100,000 of its common shares, and incur a total of $1,000,000 Canadian Dollars on exploration and development on each property within three years.  On June 23, 2005, Minterra informed us that they were dropping their option on the Dun Glen Prospect due to their limited resources which they prefer not to utilize on mesothermal veins, which is the geological nature of the Dun Glen Prospect.  Before Minterra dropped their option on the Dun Glen, they did perform geologic interpretation and evaluation on the prospect.

On February 25, 2006, Minterra dropped their option on the Gold View Prospect as they felt that the prospect did not meet their current exploration requirements. Therefore, we now have a 100% interest in this prospect.  Minterra completed a review of the drill results in the context of previous geological, geophysical and geochemical surveys and decided to withdraw from the Gold View Project as it did not meet their current exploration requirements.  Minterra has informed us that it will complete required surface reclamation of the property when weather permits.

Minterra is no longer the operator on this project and exploration on the Gold View Project has currently ceased.  We were exploring for gold on the Gold View Property.  Pursuant to further evaluation and identification of drill targets a decision will be made whether or not to go forward with this prospect.

OUR CURRENT BUSINESS

We are engaged in the acquisition of a uranium property in Arizona and the exploration of that property and we may choose to explore our mineral properties in Nevada.

Lucky Boy Property

By an option agreement dated March 17, 2005, we were granted an option by Handley Minerals Inc. (“Handley”) to acquire a 100% interest in 14 mineral claims and an 80 acre State Lease (the “Lucky Boy Prospect”) located in Gila County, Arizona.   We may earn up to an 100% interest in the project in consideration of incurring $925,000 in exploration and development programs on the Lucky Boy Prospect during a period of three years from the date of the exercise of the option. As of the date of this prospectus, we have incurred and paid approximately $185,300 on exploration and development of this prospect.  We must also pay property costs totaling $75,000 over three years, of which we have made two payments.  The option agreement is subject to a 3% yellow cake royalty.

If and when we spend $500,000 in the cumulative on the Lucky Boy Prospect, then we have the right but not the obligation to earn up to a 60% interest on the property; for each further $100,000

that we spend on the property we will earn the right but not the obligation to earn a further 8% on the property.   Only after we spend $500,000 on the prospect and exercise our option, do we have the right to option out any portion of our interest on the property to other parties.

We have retained Ashworth to run the work program. Ashworth has been in business for over 25 years as a mineral exploration contractor.  Clive Ashworth is the president and director of Handley and of Ashworth, he is also one of our consultants.  We are mainly exploring for uranium at this time.

The first phase consisted of geological mapping and sampling, an MMI geochemical survey, grid-establishment (line-cutting) and radiometric surveys consisting of a 6 man crew and the project geologist. The first phase is complete whereby the grid, line-cutting, MMI soil sampling, and some radiometric surveys have been completed. The samples were shipped to SGS Laboratories of Canada, who processed the results. The preliminary results on rock samples returned very encouraging uranium grades and the operator recently received the MMI results.  Mark Fedikow, HB.Sc.,Ph.D.,P.Eng.,P.Geo.,was retained by the operator, Ashworth Explorations, to interpret the results and to write a report and recommend in conjunction with Joe Montgomery, Ph.D.,P.Eng., the continuation of Phase One  and into the drilling program combined with other other exploratory recommendations. Establishing economic grade and tonnage of uranium is the objective of our exploration programs.

We are now in receipt of Dr. Fedikow’s report and a multi-hole drill program to test the extensions of the ore is now being planned and permitting applications will be submitted shortly. The property within this first phase was visited on two occasions by Dr. Joe Montgomery, one of the Qualified Persons overseeing the project, accompanied by Nick Barr, Project Geologist for Ashworth, to initiate the Phase One aspects of the exploration and later to oversee the work to date. The first phase of this program has been completed and fully funded.

Fred Brost,P.E., of Mining and Environmental Consultants Inc. will be working in conjunction with SWCA Environmental Consulting Inc. and will be expediting all permitting applications pertinent to the Plan of Operations and overseeing all reclamation work.

Phase Two is drilling for an approximate cost of $100,000.

In August 2005, we paid $1,750 in claims fee to maintain the Lucky Boy Prospect over the next twelve months.  Pursuant to our original agreement with Handley Minerals Inc., if we choose to exercise our option we were obligated to pay the following:

(a) make a property payment of $25,000 upon execution, which we paid;

(b) make a property payment of $25,000 on March 17, 2006, of which we paid $10,000 in advance and $15,000 on April 17, 2006;

(c)  to incur $200,000 in exploration and development costs by March 17, 2006, but only approximately $150,000 was incurred.

On March 17, 2006, Handley Minerals Inc. provided us with an amendment to the agreement whereby an extension was made to make the rest of the property payment and to pay approximately $47,300 in exploration and development costs by April 17, 2006, both of which have been paid as of the date of this Prospectus, as well as to make up the remaining amount of the exploration and development short fall from the first year in the second year expenditure obligations.

SWCA Environmental Inc., a leading environmental consulting firm has been assigned the archeological and biological surveys to satisfy the permitting requirements prior to surface disturbance. These surveys will start immediately and in this regard, advance monies have been forwarded.  The operator has informed us that non-disturbance activities may commence at anytime, and they are now prepared to mobilize crews to the field to initiate grid extensions and more claim staking followed by geophysics and geometrics.

Drilling contract tenders have been put out for a preliminary 20 hole drill program. This program is expected to commence sometime in July 2006.

Rodinia Agreement on the Lucky Boy Property

By an option agreement dated March 17, 2005, we granted Rodinia Minerals Inc. (“Rodinia”) the option to acquire up to a 40% interest in the Lucky Boy Prospect in consideration of Rodinia deferring its acquisition of an interest in the Lucky Boy Prospect in favor of us.

If and when we spend $500,000 in the cumulative on the Lucky Boy Prospect, then we have the right but not the obligation to earn up to a 60% interest on the property; for each further $100,000 that we spend on the property we will earn the right but not the obligation to earn a further 8% on the property.   Only after we spend $500,000 on the prospect and exercise our option, do we have the right to option out any portion of our interest on the property to other parties.  Rodinia’s option shall be exercisable from time to time, as to 40% of the interest in respect of which we have exercised our right to acquire pursuant to the terms of our agreement with Handley.

Gold View Prospect

On March 1, 2004 we entered into an acquisition agreement with Scoonover, whereby we agreed to acquire 100% ownership of the unpatented mining claims and the net smelter royalties (“NSR”) throughout five properties (the Dun Glen (28 claims), Debut (16 claims), SMH (20 claims), Roxy and Gold View properties (76 claims)) in consideration for $10,000 and 1,000,000 of our common shares.

Of these, we have retained a 100% ownership in the Gold View Project and a 2% net smelter royalty (NSR) from Scoonover retained on 20 mineral claims covering the SMH gold property and a 2% NSR retained on eight claims covering the Roxy Silver property.  These properties are wholly owned by McNab Creek Gold Company.  We have not received any revenue to date from either NSR.  We have abandoned our rights to the other claims we acquired from Scoonover.

We have not determined our plan with respect to the future exploration and development of the Gold View Prospect.  Since Minterra dropped its option on the property, we have no operator in place to assist us in the exploration and development of those claims and we have not decided whether we will utilize any additional funds to explore or develop that property in the next twelve months.

Debut Property

By quitclaim deed dated December 12, 2003, we acquired a 100% interest from Scoonover in 16 unpatented lode mineral claims located in Pershing County, Nevada for $3,500. This agreement is subject to a production royalty of 2½% of NSR. We have not initiated any exploration activities on this property as of the date of this prospectus.  We have not determined our plan with respect to the future exploration and development of the Debut Prospect.  We have no operator in place to assist us in the exploration and development of those claims and we have not decided wether we will utilize any additional funds to explore or develop that property in the next twelve months.

Consulting Agreements

On March 18, 2005, we entered into a consulting agreement with Jason Gigliotti, whereby we engaged him for a twelve month period to provide consulting services to us.  We extended the consulting agreement on March 18, 2006 for an additional twelve month period for additional consideration of $1,000.  Mr. Gigliotti consults with our board of directors regarding development of new and existing mining properties, including land development and acquisition, and he seeks joint venture opportunities for us.  None of the services provided by him under this agreement are of a promotional, investor relations or fiscal agency nature; however, we have a separate investor relations agreement with Mr. Gigliotti for separate consideration that is described below.  In consideration for these services, he was granted the option to acquire at the discretion of the board of directors up to 3,500,000 common shares of our $0.001 par value common stock, as of March 18, 2005 he was granted 1,250,000 stock options at an exercise price of $0.10.  On April 15, 2005, the exercise price of his 1,250,000 stock options was amended to $0.07 per share and were subsequently exercised.  On April 15, 2005 he was granted 1,000,000 additional stock options at an exercise price of $0.07.  He exercised those 1,000,000 options on April 13, 2006, but the underlying stock has not yet been issued as of the date of this prospectus.  On August 15, 2005, he was granted an additional 1,250,000 stock options at an exercise price of $0.10.

On March 18, 2005, we entered into a consulting agreement with Clive Ashworth, whereby we engaged him for a twelve month period to provide consulting services to us.  Mr. Ashworth consults with our board of directors regarding land acquisitions and project development related to uranium properties.  None of the services provided by him are of a promotional, investor relations or fiscal agency nature.  In consideration for these services, he was granted the option to acquire 1,100,000 common shares of our $0.001 par value common stock with an exercise price of $0.10 per share.  We extended the consulting agreement on March 17, 2006 for an additional twelve month period for consideration of extending the term those stock options until March 17, 2009.  As of the date of this prospectus, all of the stock options have vested.  Mr. Ashworth is the president and director of both Handley and Ashworth, who is the operator on the Lucky Boy Prospect.

INVESTOR RELATIONS

On September 22, 2005 we entered into an investor relations agreement with Jason Gigliotti for a twelve month period in consideration of 100,000 of our restricted shares.  The services Mr. Gigliotti provides to us under this agreement were of a promotional and investor relations nature.

EXPLORATION AND DEVELOPMENT

From our inception to January 31, 2006, we have spent $835,445 on mining exploration and development.

ENVIRONMENTAL

We are a mining company and as such are subject to various federal, state and local laws in the areas where our properties are located, and regulations relating to environmental quality and pollution control.  We are currently not paying any costs to comply with environmental laws, however these costs may increase in the future.  Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the States of Nevada and Arizona.

We are required to pay annual maintenance fees on the Gold View Prospect, the Debut Prospect and the Lucky Boy Prospect in order maintain them in good standing.  To maintain all of these claims in good standing claim maintenance fees totaling $20,250 are due with the U.S. Bureau of Land Management on August 31, 2006, and $1,270 is due to Pershing County on August 31, 2006 for the claims in Nevada.

In order to proceed with any drilling program, we will have to apply to the U.S. Bureau of Land Management. We are required to submit a revised Plan of Operations (which is part of the permitting process) to the BLM. We anticipate this to be approved within 6 – 8 weeks.  As of the date of this Prospectus.  We have forwarded funds of $27,300 to the operator Ashworth to pay reclamation bonds on the Lucky Boy Prospect.  No further reclamation bonds are due in the next twelve months. The permitting process commenced with the objective of obtaining drilling permits for those locations identified for prospective drilling as a result of our initial exploration in Phase 1. The sequence of events should be 1) approval of Plan of Operations. 2)  bonds in place 3) drilling.4) reclamation work completed and approved.5) refund of all bond monies on BLM and State approval.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. The amount of these costs is not known at this time as we do not know the size, quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

COMPETITION

We are a junior mineral resource exploration company engaged in the business of mineral exploration. We compete with other junior mineral resource exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral resource exploration companies. The presence of competing junior mineral resource exploration companies may impact on our ability to raise additional capital in order to fund our property acquisitions and exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment.

We are also in competition with major exploration companies and as such we will encounter  strong  competition from many other natural resource  companies,  including many that possess substantial financial resources,  in acquiring  economically  desirable producing properties and  exploratory  drilling  prospects,  and in obtaining  equipment and labor to operate and maintain their properties.

We also compete for mineral properties of merit with other junior exploration companies. Competition could reduce the availability of properties of merit or increase the cost of acquiring additional mineral properties.

Many of the junior resource exploration companies with whom we compete have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of properties of merit and on exploration of their properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of resource properties. This competition could result in our competitors having resource properties of greater quality and interest to prospective investors who may finance additional exploration and to senior exploration companies that may purchase resource properties. This competition could adversely impact on our ability to finance property acquisitions and further exploration.

EMPLOYEES

We have no employees as of the date of this prospectus. We anticipate that we will rely on the contracting of independent consultants during our exploration stage, rather than hiring employees.  Our officers and director have little practical experience in the mining industry, however we retain qualified consultants with experience in the mining industry.

SUBSIDIARIES

Other than Golden Patriot Nevada, Corp. (formerly Vocalwave Software Inc,). our wholly owned Nevada subsidiary, we have no subsidiaries.  Our subsidiary was incorporated on August 5, 2003, and we acquired the company on August 5, 2003.  Our subsidiary has been inactive thus far.

DESCRIPTION OF PROPERTY

We are an exploration stage company and we do not have any proven or probable reserves on any of our properties.

Debut Property

We entered into a quitclaim deed with Scoonover whereby we acquired a 100% interest in 16 mineral claims covering 320 acres in north central Nevada, known as the Debut.  The Debut property is located 96 miles south east of Elko, Nevada on the west flank of the West Buttes Range in the Delker Mining District Elko County, Nevada. The property is due north-northeast and on trend from Placer Domes Bald Mountain deposit. The Debut Prospect is an intrusive related sediment-hosted gold-copper system that holds potential for shallow, economic gold mineralization.  We will be exploring for gold on the Debut property if we commence exploration.

The Debut project is located in the Delker Mining District in Elko County, Nevada at approximately 40°22' N, 115°1' W. The property is approximately 96 road miles southwest of the town of Elko.  The Debut project is located in unsurveyed T29N, R62E.

The Debut Prospect consists of  16 unpatented lode mining claims held directly by us with an expiry date of August 31, 2006 (date by which claim maintenance fees due to the U.S. Bureau of Land Management to maintain the claims in good standing).

The cost to maintain the Debut Prospect over the next twelve months is $2,140 in claim maintenance and county fees; we have sufficient capital on hand to make these payments.  We have not determined our plan with respect to the future exploration and development of the Debut Prospect.  We have no operator in place to assist us in the exploration and development of those claims and we have not decided wether we will utilize any additional funds to explore or develop that property in the next twelve months.

We also entered into an acquisition agreement with Scoonover whereby we acquired a 100% ownership in the Gold View project.  This acquisition consists of seventy-six mineral claims in the Battle Mountain-Eureka Trend.

Gold View Project

The Gold View Project is located on the northwest flank of the Roberts Mountains and covers parts of sections 25 and 36, Township 24 North, Range 49 East; and sections 21, 22, 28, 29, 30, and 31 Township 24 North, Range 50 East, Eureka County, Nevada The property is reached by driving approximately 22 miles west on U.S. Interstate Highway 80 to Carlin, Nevada, then south on Nevada State Highway 278 to the JD Ranch-Cortez road then approximately 6 miles west to the Tonkin Springs road and 12miles south to the property.

The Gold View Project consists of 76 unpatented lode mining claims held directly by us with an expiry date of August 31, 2006 (date by which claim maintenance fees due to the U.S. Bureau of Land Management to maintain the claims in good standing).

The cost to maintain the Gold View Project over the next 12 months is $10,150.  According, to our option agreement with Minterra, they are obligated to pay all costs to keep the Gold View Prospect in good standing, including the $10,150 due to the BLM by August 31, 2006.

We have not determined our plan with respect to the future exploration and development of the Gold View Prospect.  Since Minterra dropped its option on the property, we have no operator in place to assist us in the exploration and development of those claims and we have not decided whether we will utilize any additional funds to explore or develop that property in the next twelve months.

Net Smelter Royalties

We also acquired a 2% NSR from Scoonover on 20 mineral claims covering the SMH gold property and a 2% NSR on eight claims covering the Roxy Silver property.  These properties are wholly owned by McNab Creek Gold Company.

Lucky Boy Prospect

We have an option to acquire a 100% interest in 14 mineral claims and an 80 acre State Lease, the Lucky Boy Prospect, located in Gila County, Arizona.

The Lucky Boy uranium deposit is situated 13 miles SSW of Globe, Arizona on the south flank of the Pinal Mountains, at an elevation of about 4400 feet.  Access from glove is by Highway 77, then west several miles on the Dripping Springs Road to a dirt track trending north 4 miles to the east edge of the property.  The current land position consists of 14 lode claims on the BLM land covering the NE ¼ and the N 1/2 of the SE ¼ of Section 31, and 80 acres of State land held by explorations permit, situated in the West ½ of the NW 1/4 of Section 32, T. 2 S., R.15 E.,

G&SRBM, for a total of 320 acres.  Land ownership in the immediate area is a checker board of State and BLM land with smaller, scattered parcels of private land.

The Lucky Boy Prospect is a past producer and was one of the first producing uranium mines in the state of Arizona.  The Lucky Boy Prospect is located at the site of the old Lucky Boy mine. The Lucky Boy mine, using heap leaching and ion exchange recovery, produced about 5,000,000 pounds of uranium ore in the 1950's.

The cost to maintain the Lucky Boy Prospect over the next twelve months is $1,750 in BLM claims due by August 31, 2006.  A property payment of $15,000 was paid on April 17, 2006 to Handley and we previously paid $10,000 of this second year property payment on March 6, 2006.  Another property payment of $25,000 is due to Handley on March 17, 2007.  Our geologist is expecting the work program to cost up to $300,000 over the next twelve months, of which we have already paid $35,000.

By an option agreement dated March 17, 2005, we granted Rodinia the option to acquire up to a 40% interest in the Lucky Boy Prospect in consideration of Rodinia deferring its acquisition of an interest in the Lucky Boy Prospect in favor of us.

If and when we spend $500,000 in the cumulative on the Lucky Boy Prospect, then we have the right but not the obligation to earn up to a 60% interest on the property; for each further $100,000 that we spend on the property we will earn the right but not the obligation to earn a further 8% on the property.   Only after we spend $500,000 on the prospect and exercise our option, do we have the right to option out any portion of our interest on the property to other parties.  Rodinia’s option shall be exercisable from time to time, as to 40% of the interest in respect of which we have exercised our right to acquire pursuant to the terms of our agreement with Handley.

CORPORATE OFFICE

In April 2006, we moved our office to Uniondale, New York.  We occupy an office at 1140 Reckson Plaza Uniondale, NY 11556, which we occupy for no cost, on a month-to-month basis. Management believes that such offices will be satisfactory during the near term for the conduct of business.  We share this office with Giddy Up Capital LLC, a private company controlled by our President.

LEGAL PROCEEDINGS

We are not aware of any pending litigation nor do we have any reason to believe that any such litigation exists.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding our current director and executive officers:

Name	Age	Position/Office held with the Company	Appointed to Office
Bradley Rudman	50	Director President Chief Financial Officer	June 20, 2005 (1) June 22, 2005 June 23, 2005
Negar Towfigh	33	Corporate Secretary	February 19, 1999

(1) On June 20, 2005, the board of directors increased the size of the board from two to three and appointed Mr. Rudman as a director.  On June 22, 2005, Conrad Clemiss resigned as our president and a director, our board decreased to two and Mr. Rudman was appointed our president.  On June 23, 2005, David Derby resigned as our chief financial officer and a director, our board decreased to one and Mr. Rudman was appointed our chief financial officer.

Set forth below is certain biographical information regarding our executive officers and director:

The above listed officers and director will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified.  Our officers serve at the will of the Board of Directors. To our knowledge, there are no agreements or understandings for any officer or director to resign at the request of another person nor is any officer or director acting on behalf of or is to act at the direction of any other person other than in his fiduciary capacity of and for the benefit of us and at our direction.

BRADLEY RUDMAN Mr. Rudman has over 20 years of extensive financial background having worked as a financial consultant at Merrill Lynch Shearson, and Dean Witter Reynolds.  He started his own Broker/Dealer registered with the NASD and held a series 7, series 24 and Registered Option Principal. In addition to his duties with us, from 1990 to December 2005, Mr. Rudman was the President of Technology Search Group, Inc., a full service technical recruiting firm, that specialized in the investment banking community.  From January 2006 to the present, he has served as Managing Director of The Phoenix Group.

NEGAR TOWFIGH Since 1999, Miss. Towfigh has run her own consulting firm where she specializes in structuring companies from incorporation to a listing on the TSX Venture Exchange or OTCBB; she assists companies with initial public offerings and assists with all regulatory filings. She has been a director of Habanero Resources Inc. (TSX Venture: HAO; Frankfurt: HRJ; Pink Sheets: HBNRF) since 2000.  She has also served as CFO and Secretary of Micron Enviro Systems, Inc. (OTC: MSEV.OB; Frankfurt: NDD), an oil and gas exploration and development company since 2002.  She has previously been employed in the investment industry with several brokerage houses including Canaccord Capital Corporation, Nesbitt Burns Inc., RBC Dominion and Pacific International Securities Inc.  She graduated with a Bachelor of Commerce in Finance from the University of British Columbia in 1995.

Committees

We have no standing audit, nominating and compensating committees of the Board of Directors or committees performing similar functions. As such, our entire Board of Directors functions as the audit committee. Since the enactment of the Sarbanes-Oxley Act of 2002, our directors have attempted, without success, to obtain independent directors to serve on the Board of Directors and on an audit committee. In the event we are successful in the future in obtaining independent directors to serve on the Board of Directors and on an audit committee, of which there can be no assurances given, the Board of Directors would first adopt a written charter.  We have no audit committee financial expert because we have been unable to locate independent directors to serve on the Board of Directors and on an audit committee and because our sole current director does not meet the standards of an audit committee financial expert.

Code of Ethics

Due to a lack of resources, we have not yet adopted a code of ethics.  We hope to do so in the next year.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

The table set forth below summarizes the annual and long-term compensation for services in all capacities provided to us payable to our Chief Executive Officer and all executive officers whose total annual salary and bonus exceeded $100,000, for the years ended April 30, 2006, 2005 and 2004:

SUMMARY COMPENSATION TABLE
					Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principle Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Bradley Rudman [1] President	2006	Nil	Nil	$11,200[1]	Nil	1,000,000/Nil	Nil	Nil
Conrad Clemiss [2] President	2006 2005 2004	Nil Nil $2,500	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil/Nil 750,000/Nil 750,000/Nil	Nil Nil Nil	Nil Nil Nil
Allen Sewell [3] President	2004	$20,000	Nil	Nil	Nil	Nil	Nil	Nil

[1]

Mr. Bradley Rudman has served as our President since June 22, 2005.  We paid management fees of $6,000 to Giddy Up Capital, LLC, a company controlled by Bradley Rudman for the period of April 1, 2006 to April 30, 2006.  Additionally, we reimbursed $5,200 to Bradley Rudman for use of our New Hyde Park, NY office from July 2005 through January 2006.

[2]

Mr. Conrad Clemiss served as our President from September 29, 2003 until June 22, 2005.

[3]

Mr. Allen Sewell served as our President from February 1, 2001 to September 29, 2003.

COMPENSATION OF DIRECTORS

Our directors receive no extra compensation for their service on our Board of Directors other than the grant of stock options.

EMPLOYMENT CONTRACTS

We have not entered into any employment contracts with any named executive officer.

On June 20, 2005 and June 1, 2001, we entered into Indemnification Agreements with our director and corporate secretary, respectively, which provide the indemnitee with the maximum indemnification allowed under applicable law.

Based on our recent financing, we are required to purchase $2,000,000 of additional key man life insurance on the life of Bradley Rudman, our Chief Executive Officer. Mr. Rudman has undertaken a physical examination to secure the insurance policy. We are awaiting the results of the physical examination in order to secure such life insurance policy. $20,000 has been placed in escrow to fund the above additional insurance policy.

OPTION/SAR GRANTS TABLE

The following table sets forth certain information concerning grants of stock options to our Named Executive for the year ended April 30, 2006:

	Individual Grants
(a)	(b)	(c)	(d)	(e)	(f)
Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees In Fiscal Year(1)	Exercise Or Base Price ($/Share)	Market Price on Date of Grant ($/Share)	Expiration Date
Bradley Rudman Conrad Clemiss	1,000,000/0 0	29.9% 0%	0.10	0.07	June 19, 2006

(1)

We have no employees.  The percentage indicated is based on all options granted for the year ended April 30, 2006.

OPTION EXERCISES AND YEAR-END VALUES

The following table sets forth information with respect to the exercised and unexercised options to purchase shares of Common Stock for our Named Executive held by him at April 30, 2006:

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
(a)	(b)	(c)	(d)	(e)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the Money Options/SARs at FY-End ($) Exercisable/Unexercisable

Bradley Rudman Conrad Clemiss	Nil Nil	Nil Nil	Nil/Nil Nil/Nil	Nil/Nil Nil/Nil

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information concerning equity compensation under our 2004 Non-Qualified Stock Option Plan, 2005 Non-Qualified Stock Option Plan, and 2005 B Non-Qualified Stock Option Plan as of April 30, 2006:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	Nil	Nil	Nil
Equity compensation plans not approved by security holders	3,350,000	$0.10	4,950,000
Total	3,350,000	$0.10	4,950,000

We recently filed a preliminary proxy statement pursuant to Section 14(A) of the Securities Exchange Act of 1934 and, in connection therewith, we intend to solicit the shareholder approval of the 2004 Non-Qualified Stock Option Plan, 2005 Non-Qualified Stock Option Plan, and 2005 B Non-Qualified Stock Option Plan.

Description of the 2004 Non-Qualified Stock Option Plan, 2005 Non-Qualified Stock Option Plan, and 2005 B Non-Qualified Stock Option Plan:

There are 3,000,000 options authorized pursuant to the 2004 Non-Qualified Stock Option Plan.  To date, we have granted options to purchase 7,200,000 shares pursuant to this plan.  Of these, 1,500,000 options have been exercised, 4,600,000 options expired unexercised and 1,100,000 options remain outstanding as of April 30, 2006.  This plan was adopted by our board of directors on January 8, 2004.

There are 3,000,000 options authorized pursuant to the 2005 Non-Qualified Stock Option Plan.  To date, we have granted options to purchase 3,000,000 shares pursuant to this plan.  Of these, 1,000,000 options have been exercised, 100,000 options expired unexercised and 1,900,000 options remain outstanding as of April 30, 2006.  This plan was adopted by our board of directors on March 18, 2005.  On April 13, 2006, Jason Gigliotti, one of our consultants, exercised 1,000,000 options under this plan.  We have not yet issued Mr. Gigliotti his shares as of the date of this prospectus, but we will do so shortly.

There are 5,000,000 options authorized pursuant to the 2005 B Non-Qualified Stock Option Plan.  To date, we have granted options to purchase 2,350,000 shares pursuant to this plan.  Of these, 200,000 options have been exercised, 1,800,000 options expired unexercised and 350,000 options remain outstanding as of April 30, 2006.  This plan was adopted by our board of directors on August 15, 2005.

Grants pursuant to our stock option plans are referred to collectively herein as “Awards.” Those eligible for Awards pursuant to our stock option plans include any employee, officer, director, or independent contractor of ours or any parent or subsidiary of ours. Retirees from active employment with us are also eligible to receive Awards. Persons who receive Awards are referred to herein as “Participants.”

The principal provisions of the 2004 Non-Qualified Stock Option Plan, 2005 Non-Qualified Stock Option Plan, and 2005 B Non-Qualified Stock Option Plan are similar, other than the number of shares of our common stock available for issuance and the effective dates of each plan.  A summary of the principal provisions of each of our stock option plans is specified below, and it is qualified in its entirety by reference to the complete text of our stock option plans.

Shares of our common stock available for issuance

Our stock option plans permit awards of nonqualified stock options.  The aggregate number of shares of our common stock available for issuance pursuant to our stock option plans is specified above.

The shares of our common stock which may be acquired pursuant to our stock option plans may be either authorized but unissued shares of our common stock, shares of our issued common stock held in our treasury, or both, at the discretion of us. If and to the extent that Awards expire or terminate without having been exercised, new Awards may be granted with respect to shares of our common stock subject to such expired or terminated Awards; provided, however, that the grant and the terms of such new Awards shall in all respects comply with the provisions of our stock option plans.

If there is any change in our common stock of any stock split, stock dividend, spin-off, recapitalization, merger, consolidation, combination, or exchange of shares, distribution to stockholders other than a normal cash dividend or other change in our corporate or capital structure, the maximum number and kind of securities available for issuance pursuant to our stock option plans and that are subject to any outstanding Award and the price of each security may be equitably adjusted by our board of directors, in its discretion.

Administration

Our stock option plans are administered by our board of directors.

Awards

Our board of directors may grant stock options to Participants in the form of nonqualified stock options. The exercise price of any shares of common stock subject to a stock option may be set by our board of directors. At the time of grant, our board of directors, in its sole discretion, will determine when stock options are exercisable and when they expire.

Amendment and Termination of our stock option plans

Our board of directors may, from time to time, amend our stock option plans.  The rights and obligations pursuant to any Award granted before amendment of the applicable stock option plan or any unexercised portion of such Award shall not be adversely affected by amendment of the applicable stock option plan without the consent of the holder of such Award.

Our board of directors may at any time and for any reason suspend or terminate our stock option plans, or any of them. An Award may not be granted while the applicable stock option plan is suspended or after the applicable stock option plan is terminated. Awards granted while the applicable stock option plan is in effect shall not be altered or impaired by suspension or termination of the applicable stock option plan, except upon the consent of the person to whom such Award was granted. The power of our board of directors to construe and administer any Awards granted prior to the termination or suspension of the applicable stock option plan shall continue after such termination or during such suspension.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of May 5, 2006:

•

each shareholder who is known by us to own beneficially 5% or more of our Common Stock;

•

each of our directors and each of the officers named in Item 10 – “Directors and Executive officers of the Registrant,” or the Named Executives, of this Report; and

•

all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
$0.001 Par Value Common Stock	Bradley Rudman (1) Officer and Director 18 Meadow Woods Rd. Great Neck, NY 11020	2,180,000 (2)	2.94%
$0.001 Par Value Common Stock	Negar Towfigh Officer Suite 1205 789 W. Pender Street Vancouver, BC Canada V6C 1H2	0	0%
$0.001 Par Value Common Stock	Nathan Nock Suite 402, 4373 Halifax Street Burnaby, BC Canada V5C 5Z2	25,000,000 (3)	33.71%
$0.001 Par Value Common Stock	All officers and directors as a group	2,180,000	2.94%

(1)

Mr. Rudman became our director on June 20, 2005

(2)

Mr. Rudman has the right to acquire 1,000,000 common shares from the exercise price of options within 60 days of the date of this table.

(3)

Nathan Nock is a shareholder of ours who beneficially owns 5% or more of our common stock.  He received his shares through a debt settlement agreement with us dated June 3, 2003.  His only role relating to us is as a shareholder.

Based upon 74,162,895 common shares outstanding as of May 5, 2006.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Under the terms of the callable secured convertible notes and the related warrants held by AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC, the callable secured convertible note and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Therefore, the table does not include AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC.

CHANGES IN CONTROL

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company other than the following:  On April 12, 2006, we entered into a notes financing agreement with the selling stockholders hereunder.  Under the agreement, we will issue up to $2,000,000 in secured convertible notes.  The secured convertible notes are secured by all of our assets and property.

SELLING STOCKHOLDERS

SECURED CONVERTIBLE NOTES AND WARRANTS FINANCING

On April 13, 2006, we closed an initial $700,000 portion of a $2,000,000 financing pursuant to a securities purchase agreement, dated April 12, 2006, that we entered into with AJW Partners, LLC; AJW Offshore, Ltd.; AJW Qualified Partners, LLC; and New Millennium Capital Partners II, LLC, the selling stockholders hereunder.

Pursuant to the Securities Purchase Agreement, the selling stockholders paid us $700,000 cash, however, we received only $640,000, because of our obligation to authorize the disbursements of $35,000 to The National Investment Resources, LLC for due diligence and $5,000 to Ballard Spahr Andrews & Ingersoll, LLP for the legal fees of the selling stockholders.  Additionally, we authorized $20,000 to be disbursed into escrow for the payment of key man life insurance for Brad Rudman, our President.  We, in turn, issued to the selling stockholders 6% secured convertible notes in the collective principal amount of $700,000.  Also, we issued to the selling stockholders the initial warrants to purchase 11,000,000 shares of our common stock at an exercise price of $0.30 per share, subject to adjustment, exercisable until April 12, 2013.

An additional $600,000 principal amount of 6% secured convertible notes and subsequent warrants to purchase 11,000,000 additional shares of common stock at an exercise price of $0.30 per share, subject to adjustment, exercisable until April 12, 2013, will be issued in exchange for $600,000 cash from the selling stockholders when we file this registration statement with the Securities and Exchange Commission, as described below.   A final $700,000 principal amount of 6% secured convertible notes will be issued in exchange for $700,000 cash from the selling stockholders upon the SEC declaring this registration statement effective.

The 6% secured convertible notes have a three-year term and are convertible into shares of our common stock at a variable conversion price equal to the “Applicable Percentage” multiplied by the “Market Price.”  The “Applicable Percentage” is initially defined in those notes as 50%, provided that such percentage will be increased to 55% if this registration statement is filed within 30 days of April 12, 2006, and increased to 60% if this registration statement is declared effective by the SEC within 135 days of April 12, 2006.  The “Market Price” is defined in those notes as the average of the lowest three trading prices for our common stock during the 20 trading day period prior to conversion. Upon an event of default, the amounts due and payable pursuant to those notes are immediately due and payable at an amount equal to the greater of (i) 140% of the then outstanding principal amount of those notes, plus interest and (ii) the “parity value” defined as (a) the highest number of shares of our common stock issuable upon conversion of those notes multiplied by (b) the highest closing price for our common stock during the period beginning on the date of the occurrence of the event of default and ending one day prior to the demand for prepayment due to the event of default. Payment of the amounts due and payable pursuant to those notes is secured by a first lien on all of our assets, including all of our intellectual property.  The first interest payment under the notes is due June 30, 2006.

Subject to certain terms and conditions set forth therein, those notes are redeemable by us at a redemption price of between 120% to 140% of the outstanding principal amount of those notes, plus interest.  In addition, so long as the average daily price of our common stock is below the initial market price (as defined in those notes), we may prepay a monthly portion due on the outstanding notes and the selling stockholders have agreed that no conversions will take place during such month when this option is exercised by us.

Under the terms of the Securities Purchase Agreement, we are required to have authorized and reserve common shares equal to two times the amount actually issuable upon conversion of all of the shares of our common stock issuable upon exercise of all the warrants held by selling stockholders and the number of shares of our common stock that are then issuable upon conversion of all of the 6% secured convertible notes held by the selling stockholders.  Under the terms of the notes, if the notes had actually been converted on May 5, 2006, the conversion price would have been $.05833.  As such, we are required to reserve 112,575,340 shares as of May 5, 2006.  Currently, we do not have sufficient authorized shares to reserve those shares.  We recently filed a preliminary proxy statement pursuant to Section 14(A) of the Securities Exchange Act of 1934 and, in connection therewith, we intend to solicit the shareholder consent needed to increase the number of our authorized shares of common stock to 1,000,000,000 shares which will allow us to reserve a sufficient amount of shares as required under the Securities Purchase Agreement.  Under the Securities Purchase Agreement, we are required to obtain such shareholder consent by June 12, 2006.

In the Registration Rights Agreement between us and the selling stockholders, we agreed to register for resale by the selling stockholders all of the shares of our common stock issuable upon exercise of all the warrants held by selling stockholders and 2.25 multiplied by the number of shares of our common stock that are then issuable upon conversion of all of the 6% secured convertible notes held by the selling stockholders.  Under the terms of the notes, if the notes had actually been converted on May 5, 2006, the conversion price would have been $.05833.  As such, we are required to register 99,147,266 shares as of May 5, 2006.  We agreed to file this registration statement with the SEC with respect to such resale within 30 days of the execution of the Securities Purchase Agreement and we also agreed that this registration statement should be declared by the SEC to be effective within 135 days of the execution of the Securities Purchase Agreement.

Currently, we do not have sufficient authorized shares to register for resale all of the shares of our common stock issuable upon exercise of all the warrants and 2.25 multiplied by the number of shares of our common stock that are then issuable upon conversion of all of the 6% secured convertible notes (99,147,266 shares as of May 5, 2006).  As such, we registered in this registration statement all of the shares issuable upon the exercise of the warrants and 47,000,000 shares of our common stock that are then issuable upon conversion of all of the 6% secured convertible notes.   We recently filed a preliminary proxy statement pursuant to Section 14(A) of the Securities Exchange Act of 1934 and, in connection therewith, we intend to solicit the shareholder consent needed to increase the number of our authorized shares of common stock to 1,000,000,000 shares.  We will then file a second registration statement or an amendment to this registration statement to register the balance of the shares.

In connection with the offer and sale of those notes and those warrants, we engaged Envision Capital LLC (“Envision”) as a finder for the transaction. Envision will receive a ten percent (10%) cash commission on the sale of those notes, as well as warrants to purchase as many as 1,000,000 shares of our common stock for a period of 5 years at an exercise price of $0.30 per share.  We have paid Envision $70,000 of the $200,000 cash commission and we plan to issue the warrants shortly.  We agreed to register for resale by Envision all of the shares of our common stock issuable upon exercise of the 1,000,000 warrants.

We understand that the selling stockholders are “accredited investors” and that the issuance of our securities to three of the selling stockholders is exempt from registration pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the “Act”). We understand that the other Purchaser is a “non U.S. person,” and that the issuance of our securities to that Purchaser is exempt from registration pursuant to Regulation S promulgated pursuant to the Act.  No advertising or general solicitation was used in offering the securities to the selling stockholders.

Under the terms of the callable secured convertible notes and the related warrants, the callable secured convertible notes and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934. In addition, pursuant to the Securities Purchase Agreement, we are required to purchase $2,000,000 of key man life insurance on the life of Bradley Rudman. Mr. Rudman has undertaken a physical examination to secure the insurance policy. We are awaiting the results of the physical examination in order to secure such life insurance policy.

SELLING STOCKHOLDER TABLE

The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of May 5, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.  To our knowledge, none of the selling stockholders are broker-dealers or affiliates of broker-dealers.

Name of Selling Stockholders and Position, Office or Material Relationship with us	Common Shares Beneficially Owned Before Offering (1)(3)	Percentage of Shares Beneficially Owned Before Offering (1)	Shares to be Sold in the Offering(3)	Number of Shares Owned by Selling Stockholders After Offering and Percent of Total Issued and Outstanding(2)
				# of Shares	% of Class
AJW Partners, LLC (8)	3,700,728	4.99%	7,659,000(4)	Nil	Nil
AJW Offshore, Ltd. (8)	3,700,728	4.99%	40,744,500(5)	Nil	Nil
AJW Qualified Partners, LLC (8)	3,700,728	4.99%	19,665,000(6)	Nil	Nil
New Millennium Capital Partners II, LLC (8)	931,500	1.26%	931,500(7)	Nil	Nil
Envision Capital LLC (9)	1,000,000	1.35%	1,000,000 (9)	Nil	Nil
Total			70,000,000

(1) Applicable percentage of ownership is based on 74,162,895 shares of common stock outstanding as of May 5, 2006.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2) Assumes all of the shares of common stock offered are sold.

(3) The conversion has been calculated based on the maximum number of shares the investors can receive in accordance with the 6% Callable Secured Convertible Notes. The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock that could be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the notes and exercise of the warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. Under the terms of the notes, if the notes had actually been converted on May 5, 2006, the conversion price would have been $.05833. Under the terms of the notes and the related warrants, the notes are convertible and the warrants are exercisable by any holder, as per the convertibility provisions of the Callable Secured Convertible Note only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the notes and the warrants.

(4) Consists of the following shares: 5,217,000 shares of common stock issuable in connection with the conversion of the callable secured convertible note; 1,221,000 shares of common stock issuable in connection with the exercise of the initial warrants ($.30 exercise price) and 1,221,000 shares of common stock issuable in connection with the exercise of the subsequent warrants ($.30 exercise price).

(5) Consists of the following shares: 27,753,500 shares of common stock issuable in connection with the conversion of the callable secured convertible note; 6,495,500 shares of common stock issuable in connection with the exercise of the initial warrants ($.30 exercise price) and 6,495,500 shares of common stock issuable in connection with the exercise of the subsequent warrants ($.30 exercise price).

(6) Consists of the following shares: 13,395,000 shares of common stock issuable in connection with the conversion of the callable secured convertible note; 3,135,000 shares of common stock issuable in connection with the exercise of the initial warrants ($.30 exercise price) and 3,135,000 shares of common stock issuable in connection with the exercise of the subsequent warrants ($.30 exercise price).

(7) Consists of the following shares: 634,500 shares of common stock issuable in connection with the conversion of the callable secured convertible note; 148,500 shares of common stock issuable in connection with the exercise of the initial warrants ($.30 exercise price) and 148,500 shares of common stock issuable in connection with the exercise of the subsequent warrants ($.30 exercise price).

(8) The selling stockholders are affiliates of each other because they are under common control.  AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC.  AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC.  First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd.  AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC.  New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC, First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC.  We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(9) Consists of 1,000,000 shares of common stock issuable in connection with the exercise of warrants ($.30 exercise price).  Eric Noveshen, Managing Director of Envision

Capital LLC, has voting and investment control over the shares listed below owned by Envision Capital LLC.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

In the Registration Rights Agreement with the selling stockholders we agreed to file this registration statement on or before May 12, 2006. After filing this registration statement, we are required to use our best efforts to cause this registration statement to become effective within 135 days of filing.  We will be required to keep the registration statement effective for the life of the secured convertible notes or until such time as all securities registered herein may be resold without registration or restriction, whichever is earlier.

In the event that:

- we fail to file this registration statement by May 12, 2006;

- we fail to have this registration statement declared effective by 135 days from the date this registration statement was initially filed; or

- if after this registration statement has been declared effective, sales cannot be made pursuant to this registration statement;

then we must pay damages to the selling stockholders.

PLAN OF DISTRIBUTION

All of the stock owned by the selling stockholders will be registered by the registration statement of which this prospectus is a part. The selling stockholders may sell some or all of their shares immediately after they are registered. The selling stockholders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

*  ordinary brokers transactions, which may include long or short sales,

*  transactions involving cross or block trades on any securities exchange or market where our common stock is trading,

*  purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, “at the market” to or through market makers or into an existing market for the common stock,

*  in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

*  through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

*  any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $27,355.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no related party transaction which would be required to be disclosed pursuant to Item 404 of Regulation S-B, except for the following:

On June 11, 2004, we issued Conrad Clemiss 750,000 stock options, David Derby 750,000 stock options and Negar Towfigh 600,000 stock options.  These persons were officers of ours at the time of issuance, and the stock options were issued at an exercise price of $.35 per share for services rendered to us.

On March 18, 2005, we issued Negar Towfigh 500,000 stock options.  Negar Towfigh was an officer of ours at the time of issuance, and the stock options were issued at an exercise price of $.10 per share for services rendered to us.

On June 20, 2005, we issued Bradley Rudman 1,000,000 stock options.  Bradley Rudman was a director of ours at the time of issuance, and the stock options were issued at an exercise price of $.10 per share for him serving as our director.

We had an outstanding accounts receivable of $2,063 from Micron Enviro Systems, Inc., who has an officer in common with us (Negar Towfigh), as of April 30, 2005.  As of January 31, 2006, these amounts were fully paid.

Certain previous directors and their beneficially owned companies, namely Graeme Sewell and Brothers Oil & Gas Inc., have loaned us funds over the past two fiscal years and paid expenses on our behalf.

Negar Towfigh, our secretary, has loaned us funds of approximately $2,700 over the past two years.

At January 31, 2006, we owed $74,975 (April 30, 2005: $50,425) to one of our director Bradley Rudman and to All Seasons Consulting, Negar Towfigh’s consulting company.  As of April 30, 2006, these amounts were fully paid.

We paid Brad Rudman rent for our previous New York office in New Hyde Park, NY from July 15, 2005 to Jan. 31, 2006 totaling $5,200.

From inception until January 31, 2006, we paid a total of $525,215 to related parties for administration fees, equipment, consulting fees, cost recovery, exploration and development costs, management fees, rent and the write-off of oil and gas properties.

DESCRIPTION OF COMMON STOCK

The following is a summary description of our capital stock and certain provisions of our articles of incorporation and bylaws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

We are presently authorized to issue 150,000,000 shares of $.001 par value common stock. As of May 5, 2006, based on our transfer agent records, we had 74,162,895 shares of common stock issued and outstanding.  Additionally, on April 13, 2006, Jason Gigliotti, one of our consultants, exercised 1,000,000 options under the 2005 Non-Qualified Stock Option Plan.  We have not yet issued Mr. Gigliotti his shares as of the date of this prospectus, but we will do so shortly.  The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options described above. Upon liquidation, dissolution or winding up, and after payment of creditors, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

On April 2, 2003, every one hundred fifty (150) of our issued and outstanding shares of this corporation was reverse split and consolidated into one (1) issued and outstanding share.  On October 10, 2003, we increased our common shares from 50,000,000, par value $.001, to 150,000,000, par value $.001, and every one (1) issued and outstanding share was forward split to five (5) issued and outstanding shares.

We recently filed a preliminary proxy statement pursuant to Section 14(A) of the Securities Exchange Act of 1934 and, in connection therewith, we intend to solicit the shareholder consent needed to increase the number of our authorized shares of common stock to 1,000,000,000 shares.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements with Amisano Hanson, our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

TRANSFER AGENT

Our transfer agent is Computershare located at 350 Indiana Street, Suite 800, Golden, Colorado, 80401 Tel: (303) 262-0600.

EXPERTS

The financial statements included in this prospectus have been audited by Amisano Hanson, chartered accountants (CPAB and PCAOB registered), as stated in their report appearing herein and elsewhere in the registration statement, which report has been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.  The report of Amisano Hanson included herein indicates our independent auditors believe there exists a substantial doubt about our ability to continue as a going concern.

LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Stepp Law Group, a professional corporation, Irvine, California 92614.

FINANCIAL STATEMENTS

We have attached to this prospectus copies of our audited consolidated financial statements for the years ended April 30, 2005 and 2004, including the notes to those financial statements and the unaudited interim consolidated financial statements for the nine month period ended January 31, 2006 including the notes to those financial statements.

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

REPORT AND CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2005 and 2004

(Stated in US Dollars)

A PARTNERSHIP OF INCORPORATED PROFESSIONALS	Amisano Hanson
Chartered Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,

Golden Patriot, Corp.

(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of Golden Patriot, Corp. (An Exploration Stage Company) and its subsidiary as of April 30, 2005 and 2004 and the related consolidated statements of operations, cash flows and stockholders’ equity (deficiency) for the years ended April 30, 2005 and 2004 and the period from November 24, 1998 (Date of Inception of the Exploration Stage) to April 30, 2005.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Golden Patriot, Corp. and its subsidiary as of April 30, 2005 and 2004 and the results of their operations and their cash flows for the years ended April 30, 2005 and 2004 and the period from November 24, 1998 (Date of Inception of the Exploration Stage) to April 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has a working capital deficiency, is in the exploration stage with no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations.  These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	/s/ AMISANO HANSON
July 13, 2005, except as to Note 13, which is as of August 2, 2005	Chartered Accountants

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS

April 30, 2005 and 2004

(Stated in US Dollars)

ASSETS		2005	2004

Current
Cash		$ 11,461	$ 2,163
Amounts receivable – Note 8		2,122	2,299
Prepaid fees – Note 7		-	62,500
Equity securities		25,539	-

		39,122	66,962
Equipment – Note 4		1,625	2,229

		$ 40,747	$ 69,191

LIABILITIES

Current
Accounts payable and accrued liabilities – Note 8		$ 127,628	$ 32,607
Advances payable - Notes 5 and 8		140,749	82,105
Note payable – Note 6		204,000	-

		472,377	114,712
Note payable – Note 6		-	204,000

		472,377	318,712

STOCKHOLDERS’ DEFICIENCY

Capital stock – Notes 7 and 13
Common stock, $0.001 par value
150,000,000	authorized
72,012,895	outstanding (2004: 71,689,495)	72,012	71,689
Additional paid-in capital		3,865,403	3,763,096
Contributed surplus – Note 7		80,200	-
Deficit accumulated during the exploration stage		(4,449,245)	(4,084,306)

		(431,630)	(249,521)

		$ 40,747	$ 69,191

Nature and Continuance of Operations – Note 1

Commitments – Notes 3, 7 and 13

Subsequent Events – Note 13

SEE ACCOMPANYING NOTES

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

for the years ended April 30, 2005 and 2004 and

the period from November 24, 1998 (Date of Inception of the Exploration Stage)

to April 30, 2005

(Stated in US Dollars)

			November 24,
			1998 (Date of
			Inception of the
			Exploration
			Stage) to
			April 30,
	2005	2004	2005

General and Administrative Expenses
Abandonment of capital assets	$ -	$ -	$ 6,773
Administration fees – Note 8	-	-	14,527
Amortization	604	351	5,945
Audit and accounting fees	28,903	18,236	80,042
Consulting fees – Note 8	158,625	2,705,747	2,879,321
Cost recovery – Note 8	-	-	(4,000)
Exploration, property and development costs – Note 8	38,191	647,479	719,707
Filing fees	2,605	5,608	17,138
Investor relations	120,209	20,723	140,932
Interest	10,172	5,198	27,509
Legal fees	6,120	8,765	66,414
Management fees – Note 8	-	68,830	284,830
Office and miscellaneous	7,159	18,873	37,963
Promotion	-	12,485	48,438
Rent – Note 8	-	-	1,432
Mineral property option payments received – Note 3	(106,940)	-	(106,940)
Stock-based compensation – Note 7	80,200	-	80,200
Telephone	-	-	3,050
Transfer agent fees	2,936	4,422	18,789
Travel and automobile	3,365	5,013	31,844
Write-down and loss on disposal of equity securities	12,790	-	12,790
Write-off of accounts payable	-	(1,959)	(1,959)
Write-off of oil and gas properties – Note 8	-	-	84,500

Net loss for the period	$ (364,939)	$ (3,519,771)	$ (4,449,245)

Basic loss per share	$ (0.00)	$ (0.05)

Weighted average number of shares outstanding	71,962,614	66,325,523

SEE ACCOMPANYING NOTES

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

for the years ended April 30, 2005 and 2004 and

the period from November 24, 1998 (Date of Inception of the Exploration Stage)

to April 30, 2005

(Stated in US Dollars)

			November 24,
			1998 (Date of
			Inception of the
			Exploration
			Stage) to April 30,
	2005	2004	2005

Cash Flows provided by (used in) Operating Activities
Net loss for the period	$ (364,939)	$ (3,519,771)	$ (4,449,245)
Add (deduct) items not affecting cash:
Amortization	604	351	5,945
Abandonment of capital assets	-	-	6,773
Mineral property option payments received	(46,940)	-	(46,940)
Write-down and loss on disposal of equity securities	12,790	-	12,790
Write-off of accounts payable	-	(1,959)	(1,959)
Write-off of oil and gas properties	-	-	84,500
Issuance of common shares for investor relations	99,000	-	99,000
Issuance of common shares for debt settlement	3,630	-	3,630
Issuance of common shares for consulting fees	-	2,775,000	2,775,000
Issuance of common shares for exploration and development costs	-	513,040	513,040
Stock-based compensation	80,200	-	80,200
Change in non-cash working capital items related to operations
Amounts receivable	177	(2,299)	(2,122)
Prepaid fees	62,500	(62,500)	-
Accounts payable and accrued liabilities	95,021	(99,812)	233,132
Advances payable	58,644	73,339	170,749

Cash provided by (used in) operating activities	687	(324,611)	(515,507)

…/cont’d

SEE ACCOMPANYING NOTES

Continued

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

for the years ended April 30, 2005 and 2004 and

the period from November 24, 1998 (Date of Inception of the Exploration Stage)

to April 30, 2005

(Stated in US Dollars)

			November 24,
			1998 (Date of
			Inception of the
			Exploration
			Stage) to
			April 30,
	2005	2004	2005

Cash Flows provided by Financing Activities
Common stock issued	-	-	224,656
Common stock subscriptions	-	-	63,200
Common stock issued – options	-	125,344	125,344
Note payable	-	204,000	204,000

Cash provided by financing activities	-	329,344	617,200

Cash Flows provided by (used in) Investing Activities
Proceeds from sale of equity securities	8,611	-	8,611
Acquisition of equipment	-	(2,580)	(14,343)
Acquisition of oil and gas properties	-	-	(86,500)
Proceeds on disposal of oil and gas property	-	-	2,000

Cash provided by (used in) investing activities	8,611	(2,580)	(90,232)

Increase in cash during the period	9,298	2,153	11,461

Cash, beginning of the period	2,163	10	-

Cash, end of the period	$ 11,461	$ 2,163	$ 11,461

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$ -	$ -	$ -

Income taxes	$ -	$ -	$ -

Non-cash Transactions – Note 11

SEE ACCOMPANYING NOTES

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

for the period November 24, 1998 (Date of Inception of the Exploration Stage)

to April 30, 2005

(Stated in US Dollars)

					Deficit
					Accumulated
	(Note 7)		Additional		During the
	Common Shares		Paid-in	Contributed	Exploration
	Number	Par Value	Capital	Surplus	Stage	Total

Stock issued pursuant to private placement agreements – at $0.15	66,665	$ 67	$ 1,933	$ -	$ -	$ 2,000
– at $2.25	442,475	442	198,672	-	-	199,114
– at $3.00	11,110	11	6,656	-	-	6,667
– at $74.91	1,335	1	19,999	-	-	20,000
– at $2.25	37,500	38	16,837	-	-	16,875

	559,085	559	244,097	-	-	244,656
Net loss for the period	-	-	-	-	(184,872)	(184,872)

Balance, April 30, 1999	559,085	559	244,097	-	(184,872)	59,784
Stock rescission – at $74.91	(1,335)	(1)	(19,999)	-	-	(20,000)
Stock subscriptions – at $1.50	194,000	194	58,006	-	-	58,200
Net loss for the year	-	-	-	-	(135,022)	(135,022)

Balance, April 30, 2000	751,750	752	282,104	-	(319,894)	(37,038)
Stock subscriptions – at $1.50	16,665	16	4,984	-	-	5,000
Net loss for the year	-	-	-	-	(74,471)	(74,471)

Balance, April 30, 2001	768,415	768	287,088	-	(394,365)	(106,509)
Net loss for the year	-	-	-	-	(77,816)	(77,816)

…/cont’d

SEE ACCOMPANYING NOTES

Continued

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

for the period November 24, 1998 (Date of Inception of the Exploration Stage)

to April 30, 2005

(Stated in US Dollars)

Deficit
Accumulated
(Note 7)		Additional		During the
Common Shares		Paid-in	Contributed	Exploration
Number	Par Value	Capital	Surplus	Stage	Total

Balance, April 30, 2002	768,415	768	287,088	-	(472,181)	(184,325)
Stock subscriptions - at $2.25	66,690	67	29,933	-	-	30,000
Net loss for the year	-	-	-	-	(92,354)	(92,354)

Balance, April 30, 2003	835,105	835	317,021	-	(564,535)	(246,679)
Stock issued pursuant to debt settlement agreements - at $0.002	51,772,500	51,773	51,772	-	-	103,545
Stock issued pursuant to consulting agreements - at $0.10	12,500,000	12,500	237,500	-	-	250,000
- at $0.52	2,000,000	2,000	1,038,000	-	-	1,040,000
- at $0.48	3,000,000	3,000	1,437,000	-	-	1,440,000
- at $0.45	100,000	100	44,900	-	-	45,000
- at $0.54	9,890	9	5,331	-	-	5,340
Stock issued to acquire mineral properties - at $0.43	1,000,000	1,000	429,000	-	-	430,000
- at $0.35	222,000	222	77,478	-	-	77,700
Stock issued pursuant to exercise of options - at $0.50	250,000	250	125,094	-	-	125,344
Net loss for the year	-	-	-	-	(3,519,771)	(3,519,771)

…/cont’d

SEE ACCOMPANYING NOTES

Continued

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

for the period November 24, 1998 (Date of Inception of the Exploration Stage)

to April 30, 2005

(Stated in US Dollars)

Deficit
Accumulated
(Note 7)		Additional		During the
Common Shares		Paid-in	Contributed	Exploration
Number	Par Value	Capital	Surplus	Stage	Total

Balance, April 30, 2004	71,689,495	71,689	3,763,096	-	(4,084,306)	(249,521)
Stock issued pursuant to investor relations agreements – at $0.36	275,000	275	98,725	-	-	99,000
Stock issued pursuant to debt settlement agreement – at $0.075	48,400	48	3,582	-	-	3,630
Stock-based compensation	-	-	-	80,200	-	80,200
Net loss for the year	-	-	-	-	(364,939)	(364,939)

Balance, April 30, 2005	72,012,895	$ 72,012	$ 3,865,403	$ 80,200	$ (4,449,245)	$ (431,630)

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2005 and 2004

(Stated in US Dollars)

Note 1

Nature and Continuance of Operations

The Company is an exploration stage company.  The Company originally intended to explore and develop oil and gas properties in California, USA.  On September 29, 2003, the Company terminated the development of its oil and gas properties and during the years ended April 30, 2004 and 2005, the Company entered into agreements to acquire mineral properties in Nevada and Arizona, USA that it intends to explore and develop.  The Company has not yet determined whether these properties contain reserves that are economically recoverable.  The recoverability of the amounts shown for mineral properties is dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying properties, the ability of the Company to obtain the necessary financing to satisfy the expenditure requirements of property agreements and complete the development of the properties, and upon future profitable production or proceeds from the sale thereof.

These consolidated financial statements have been prepared on a going concern basis.  At April 30, 2005 the Company has a working capital deficiency of $433,255.  The Company has not yet achieved profitable operations and as of April 30, 2005, has accumulated a deficit of $4,449,245 since its inception.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the company will be able to continue as a going concern. The Company has historically satisfied its capital needs primarily by issuing equity securities.  These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.  Management plans to continue to provide for its capital needs during the year ended April 30, 2006 by the issuance of common stock and through loans.  The Company is actively seeking one or more potential joint venture partners to develop and explore the existing mineral properties.

The Company was incorporated in Nevada, USA on November 24, 1998, as Herrimen Oil & Gas Inc. and commenced operations at that time.  On March 24, 2003, the Company changed its name to Boundaries Capital, Inc. and consolidated its shares on a 150 old to 1 new basis.  On September 29, 2003, the Company changed its name to Golden Patriot, Corp., forward split its common stock on a 5 new for 1 old basis and increased its authorized capital from 50,000,000 to 150,000,000 common shares with a par value of $0.001.  The number of shares issued and outstanding has been restated to give retroactive effect to this forward split of common stock.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 2

Note 2

Summary of Significant Accounting Policies

The consolidated financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.  Actual results may vary from these estimates.

The consolidated financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Basis of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Golden Patriot Nevada, Corp. (formerly Vocalwave Software Inc.) (“Vocalwave”).  Vocalwave was incorporated in the State of Nevada on August 5, 2003, and was inactive during the period August 5, 2003 to April 30, 2005.

Exploration Stage Company

The Company is an exploration stage company as defined in Statement of Financial Accounting Standards No. 7 “Accounting and Reporting by Development Stage Enterprises”.  The Company has devoted substantially all of its efforts to the business of exploration of mineral properties in Nevada and Arizona.  All losses accumulated since incorporation have been considered as part of the Company’s exploration stage activities.

Equity Securities

The Company classifies its equity securities as “trading” and they are carried in the financial statements at their fair value equal to their quoted market price at year-end.  Trading securities are classified as current.  Realized and unrealized gains and losses are reported in earnings for the year.

Equipment and Amortization

The Company records computer equipment and office equipment additions at cost and provides for amortization at a rate of 30% and 20% respectively per annum using the declining balance method.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 3

Note 2

Summary of Significant Accounting Policies – (cont’d)

Impairment of Long-lived Assets

Equipment is reviewed for impairment in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”, which was adopted effective January 1, 2002.  Under SFAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.  An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

Mineral Properties

Cost of lease, acquisition, exploration, carrying and retaining unproven mineral properties are expensed as incurred.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate.  Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed.  Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing of these accruals coincides with the earlier of:

i)

completion of a feasibility study: or

ii)

the Company’s commitments to a plan of action based on the then known facts.

There have been no environmental expenses incurred by the Company.

Foreign Currency Translation

The Company’s functional currency is US dollars as substantially all of the Company’s operations are in the United States of America.  The Company used the United States of America dollar as its reporting currency for consistency with registrants of the Securities Exchange commission (“SEC”) and in accordance with the SFAS No. 52.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 4

Note 2

Summary of Significant Accounting Policies – (cont’d)

Foreign Currency Translation – (cont’d)

Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the year and are included in the Comprehensive Income Account in Stockholders’ Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the Company are translated using the exchange rate in effect as of the translation date.  Any exchange gains or losses are included in other income expenses on the Statement of Operation, if applicable.

Basic Loss Per Share

The Company reports basic loss per share in accordance with Statement of Financial Accounting Standards No. 128 “Earnings per Share”.  Basic loss per share is computed using the weighted average number of shares outstanding during the period.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes”.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Financial Instruments

The carrying value of the Company’s financial instruments, consisting of cash, amounts receivable, accounts payable and accrued liabilities, advances payable and note payable approximate their fair value due to the short-term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 5

Note 2

Summary of Significant Accounting Policies – (cont’d)

Stock-based Compensation

The Company has a stock-based compensation plan, which is described in Note 7.  Under this plan, all stock-based payments to non-employees are accounted for using a fair value based methods of accounting.  No compensation expense is recognized when the stock options are granted to employees or directors.  Consideration received from employees, directors or consultants on exercise of stock option is credited to share capital.  If stock is repurchased form employees, directors or consultants, the excess of the consideration paid over the carrying amount of the stock is charged to deficit.  On the granting of stock options to employees or directors, the Company has elected to provide pro-forma disclosure on their fair value.

Note 3

Mineral Properties

The Dun Glen Prospect

By a lease agreement dated September 25, 2003, the Company acquired the exclusive right to prospect and explore 28 lode mining claims located in Pershing County, Nevada.  The Company shall pay advanced royalty payments as follows:

2003	$10,000 (paid)
2004	$15,000 (paid)
2005	$25,000
2006	$36,000
2007	$50,000
2008 - 2013	$70,000

All advance royalty payments payable shall be credited to and recoverable from production royalty payments.  The Company shall pay a production royalty of 3 – 4% of net smelter returns.

Debut Property

By quit claim deed dated December 12, 2003, the Company acquired a 100% interest in 16 unpatented lode mineral claims located in Pershing County, Nevada for $3,500 (paid).  This agreement is subject to a production royalty of 2 ½% of net smelter returns.

By a letter of intent dated March 15, 2004 the Company granted Megastar Development Corp. (“MDV”), a Canadian public company, the option to earn a 50% ownership interest in the Debut Property.  As consideration, MDV was to pay a total of $201,600 and issue a total of 500,000 of its common shares to the Company.  The Company and MDV mutually terminated the letter of intent on May 10, 2004.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 6

Note 3

Mineral Properties – (cont’d)

Sierra Claims

On January 27, 2004, the company entered into a contract to purchase a 100% interest in 30 mineral claims located in Pershing County, Nevada.  As consideration for the sales and conveyance, the Company issued 222,000 common shares valued at $77,700.

Scoonover Properties

By an acquisition agreement dated March 1, 2004, the Company agreed to acquire 100% ownership of the unpatented mining claims and the net smelter royalties throughout five properties (the Dun Glen (28 claims), Debut (16 claims), SMH (20 claims), Roxy (8 claims) and Gold View properties (76 claims)) located in Pershing and Eureka Counties, Nevada, in consideration for $10,000 (paid) and 1,000,000 common shares (issued) valued at $441,200.  The vendor is a related party by virtue of a former common director.

Minterra Option

By an option agreement dated July 26, 2004, the Company granted Minterra Resources Corp. (“Minterra”) the option to earn a 50% ownership interest in the Gold View and Dun Glen properties (including the Sierra claims).  As consideration Minterra is required to reimburse the Company its costs up to $30,000 per property or $60,000 (paid), issue to the Company 100,000 common shares per property or 200,000 common shares valued at $58,000 (issued) and incur Cdn$1,000,000 of exploration costs per property or Cdn$2,000,000 of exploration costs within three years.  Minterra is also responsible for all of the advance royalty payments and net smelter return royalties on these properties.  Subsequent to the year ended April 30, 2005, Minterra terminated its option in the Dun Glen property.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 7

Note 3

Mineral Properties- (cont’d)

Lucky Boy Project

By an option agreement dated March 17, 2005, the Company was granted the option to acquire a 100% interest in 14 mineral claims and an 80 acre State Lease (the Lucky Boy Uranium Project) located in Gila County, Arizona in consideration for property payments of $75,000 and incurring exploration and development costs totalling $925,000 as follows:

	Exploration
	and
Property	Development
Payments	Costs	Due Date

$ 25,000	$ -	On execution (paid)
25,000	200,000	March 17, 2006
25,000	300,000	March 17, 2007
-	425,000	March 17, 2008

$ 75,000	$ 925,000

Subsequent to April 30, 2005, the Company advanced $37,936 with respect to exploration and development costs to be incurred.

Once the Company spends $500,000 in the cumulative on the Lucky Boy Project, then it has the right but not the obligation to earn up to a 60% interest on the property; for each further $100,000 that the Company spends on the property it will earn the right but not the obligation to earn a further 8% on the property.

The agreement is subject to a 3% uranium oxide royalty.

Rodinia Option

By an option agreement dated March 17, 2005, the Company granted Rodinia Minerals Inc. (“Rodinia”) the option to acquire up to a 40% interest in the Lucky Boy Project in consideration of Rodinia deferring its acquisition of an interest in the Lucky Boy Project in favour of the Company.  The option shall be exercisable from time to time, as to 40% of the interest in respect of which the Company has exercised its right to acquire pursuant to the terms of the above-noted option agreement.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 8

Note 4

Equipment

2005
Accumulated
	Cost	Amortization	Net

Computer equipment	$ 1,862	$ 754	$ 1,108
Office equipment	718	201	517

	$ 2,580	$ 955	$ 1,625

2004
Accumulated
	Cost	Amortization	Net

Computer equipment	$ 1,862	$ 279	$ 1,583
Office equipment	718	72	646

	$ 2,580	$ 351	$ 2,229

Note 5

Advances Payable – Note 8

Advances payable are unsecured, non-interest bearing and have no specific terms for repayment.

Note 6

Note payable

The note payable in the amount of $204,000 is unsecured, due on October 27, 2005 and bears interest at 5% per annum on the unpaid balance.

Note 7

Capital Stock – Note 13

On March 24, 2003, the Company consolidated its common stock on a 150 old for 1 new basis.  On September 29, 2003, the Company forward split its common stock on a 5 new for 1 old basis and increased its authorized capital from 50,000,000 to 150,000,000 common shares with a par value of $0.001.  The number of shares issued and outstanding has been restated to give retroactive effect to the consolidation and the forward split of its common stock.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 9

Note 7

Capital Stock – Note 13 – (cont’d)

By amended consulting agreements dated August 1, 2003, the Company retained the services of two consultants for a twelve month period to provide technical, business and/or management services to the Company.  In consideration for these services, the Company issued a total of 12,500,000 common shares to these consultants which are recorded at a fair value of $250,000.  At April 30, 2004, $62,500 of this consideration was recorded as prepaid for services which were provided during the year ended April 30, 2005.

The Company also agreed to issue up to an additional 12,500,000 common shares as additional consideration for services should the Company and the consultants determine such consideration is appropriate.  These shares were issued into escrow at that time.  During the year ended April 30, 2004, 5,000,000 of these common shares were released from escrow and were recorded at a fair value of $2,480,000.

The number of common shares issued and outstanding at April 30, 2005 does not include the additional 7,500,000 common shares included in escrow.

Share Purchase Options

The Company has a share purchase option plan, which authorizes the board of directors to grant shares as incentive share purchase options to directors, officers. employees and consultants.  The exercise price of the options is determined by the fair market value of the shares at the closing price on the date of the grant.

During the years ended April 30, 2005 and 2004, the change in share purchase options outstanding is as follows:

	Years ended April 30,
	2005		2004
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price

Options outstanding, beginning of year	2,100,000	$0.50	-	$ -

Granted	5,950,000	$0.18	2,350,000	$0.50
Exercised	-	$ -	(250,000)	$0.50
Expired	(4,200,000)	$0.43	-	$ -

Options outstanding, end of year	3,850,000	$0.08	2,100,000	$0.50

Options exercisable, end of year	3,050,000	$0.08	2,100,000	$0.50

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 10

Note 7

Capital Stock – Note 13 – (cont’d)

Share Purchase Options – (cont’d)

At April 30, 2005, 500,000 share purchase options are outstanding to directors and employees entitling the holders thereof the right to purchase one common share of the Company at $0.10 per share and 3,350,000 share purchase options are outstanding to consultants entitling the holders thereof the right to purchase one common share of the Company at $0.07 and $0.10 per share.  These share purchase options expire March 17, 2006 and April 14, 2006, respectively.

All share purchase options vest immediately at the date of the grant with the exception of 1,100,000 share purchase options granted to a consultant.  200,000 of these share purchase options vest immediately with the remaining 900,000 share purchase options to vest at 100,000 shares per month until fully vested (800,000 options were not vested at April 30, 2005).

The fair value of the stock-based compensation has been determined using the Black-Scholes option pricing model with the following assumptions:

	2005	2004

Expected dividend yield	0.0%	0.0%
Expected volatility	54.7% - 98.3%	46%
Risk-free interest rate	3%	4%
Weighted average expected term in years	1 year	0.33 years

The Black-Scholes option pricing model requires the input of highly subjective assumptions including the expected price volatility.  Changes in the subjective input assumptions can materially affect the fair value estimate and therefore the Black-Scholes model does not necessarily provide a reliable single measure of the fair value of the Company’s share purchase options.

The compensation charge associated with the consultant’s option in the amount of $80,200 is included in the statement of operations for the year ended April 30, 2005.

The compensation charge associated with directors’ and employees’ options in the amount of $149,000 is not recognized in the financial statements, but included in the pro forma amounts below.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 11

Note 7

Capital Stock – Note 13 – (cont’d)

Share Purchase Options – (cont’d)

Had compensation cost associated with directors’ and employee options been determined based on fair value at the grant date, pro forma loss and loss per share would have been as follows:

	Years ended April 30,
	2005	2004

Net loss	$ (364,939)	$ (3,519,771)
Pro forma compensation cost	(149,000)	(150,000)

Pro forma net loss	$ (513,939)	$ (3,669,771)

Pro forma net loss per share	$ (0.01)	$ (0.05)

Note 8

Related Party Transactions – Note 3

The Company was charged the following amounts by companies with former directors or officers in common and a company with an officer in common:

			November 24,
			1998 (Date of
			Inception of
			Exploration
			Stage to
			April 30,
	2005	2004	2005

Administration fees	$ -	$ -	$ 14,527
Equipment	-	-	3,547
Consulting fees	50,425	73,463	138,837
Cost recovery	-	-	(4,000)
Exploration and development costs	8,412	8,080	16,492
Management fees	-	68,830	284,830
Rent	-	-	1,432
Write-off of oil and gas properties	-	-	45,000

	$ 58,837	$ 150,373	$ 500,665

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 12

Note 8

Related Party Transactions – Note 3 – (cont’d)

These charges were measured by the exchange amount which is the amount agreed upon by the transacting parties.

At April 30, 2005, amounts receivable includes $2,063 (2004:  $982) due from a company with an officer in common.

At April 30, 2005 and 2004, the Company owed the following amounts to a former director of the Company, companies with former directors in common and a company with an officer in common:

	2005	2004

Accounts payable	$ 50,425	$ 8,238
Advances payable	-	51,505

	$ 50,425	$ 59,743

These amounts are unsecured, non-interest bearing and have no specific terms for repayment.

Note 9

Deferred Tax Assets

The significant components of the Company’s deferred tax assets are as follows:

	2005	2004

Deferred Tax Assets
Non-capital loss carryforwards	$ 1,485,475	$ 1,388,664
Valuation allowance for deferred tax assets	(1,485,475)	(1,388,664)

	$ -	$ -

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards which is likely to be realized from future operations.  The Company has provided an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry, as it is more likely than not that all of the deferred tax assets will not be realized.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 13

Note 10

Income Taxes

No provision for income taxes has been provided in these financial statements due to the net loss.  At April 30, 2005, the Company has net operating loss carryforwards, which expire commencing in 2019 totalling approximately $4,369,045, the benefit of which has not been recorded in the financial statements.

Note 11

Non-cash Transactions

Operating and financing activities that do not have a direct impact on current cash flows are excluded from the statement of cash flows.  During the year ended April 30, 2005, the Company issued 275,000 common shares, at a value of $99,000, to consultants for investor relation’s services and issued 48,400 common shares at $0.075 per share pursuant to a debt settlement agreement for $3,630.

During the year ended April 30, 2004, the Company issued 51,772,500 common shares at $0.002 per share pursuant to agreements to settle debts totalling $103,545.  In addition, the Company issued a total of 17,500,000 common shares, at a value of $2,730,000, to consultants for consulting services, 1,222,000 common shares at a value of $507,700 to acquire mineral properties and 109,890 common shares at a value of $50,340 to consultants for exploration costs.

These transactions were excluded from the statements of cash flows.

Note 12

New Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note 13

Subsequent Events – Note 3

Subsequent to April 30, 2005, the Company:

a)

granted share purchase options to a director of the Company to purchase 1,000,000 common shares of the Company at $0.10 per share.  These options expire on June 19, 2006.

b)

issued 500,000 common shares pursuant to the exercise of share purchase options for a promissory note of $35,000.  The promissory note bears interest at the rate of 2% per annum on the unpaid balance and is due on January 11, 2006.  This note was repaid on August 2, 2005.

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2006

(Unaudited)

(Stated in US Dollars)

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

INTERIM CONSOLIDATED BALANCE SHEETS

January 31, 2006 and April 30, 2005

(Unaudited)

(Stated in US Dollars)

		January 31,	April 30,
ASSETS		2006	2005

Current
Cash		$ 2,579	$ 11,461
Amounts receivable - Note 6		-	2,122
Notes receivable - Notes 3 and 8		20,000	-
Equity securities		-	25,539
Prepaid expenses		5,770	-

		28,349	39,122
Equipment - Note 6		1,295	1,625

		$ 29,644	$ 40,747

LIABILITIES

Current
Accounts payable and accrued liabilities - Note 6		$ 204,754	$ 127,628
Advances payable		141,043	140,749
Current portion of note payable		-	204,000

		345,797	472,377
Note payable		204,000	-

		549,797	472,377

STOCKHOLDERS' DEFICIENCY

Capital stock - Notes 4 and 5
Common stock, $0.001 par value
150,000,000	Authorized
74,162,895	outstanding (April 30, 2005: 72,012,895)	74,162	72,012
Additional paid-in capital		4,177,404	3,945,603
Deficit accumulated during the exploration stage		(4,771,719)	(4,449,245)

		(520,153)	(431,630)

		$ 29,644	$ 40,747

SEE ACCOMPANYING NOTES

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

for the three and nine months ended January 31, 2006 and 2005 and for the period from November 24, 1998 (Date of Inception of Exploration Stage)

to January 31, 2006

(Unaudited)

(Stated in US Dollars)

					November 24,
					1998 (Date of
					Inception of
					Exploration
	Three months ended		Nine months ended		Stage) to
	January 31,		January 31,		January 31,
	2006	2005	2006	2005	2006

Revenue	$ -	$ -	$ -	$ -	$ -

General and Administrative Expenses
Abandonment of equipment	-	-	-	-	6,773
Administration fees - Note 6	-	-	-	-	14,527
Amortization	118	151	330	453	6,275
Audit and accounting fees	5,209	5,418	18,568	17,280	98,610
Consulting fees - Note 6	4,625	3,600	20,092	93,950	2,899,413
Cost recovery - Note 6	-	-	-	-	(4,000)
Exploration and development
costs - Note 6	26,517	-	115,738	15,364	835,445
Filing fees	-	305	1,850	2,605	18,988
Investor relations	50,630	1,057	52,621	116,257	193,553
Interest	3,085	2,571	8,227	7,685	35,736
Legal fees	925	120	4,108	3,820	70,522
Management fees - Note 6	-	-	-	-	284,830
Office and miscellaneous	570	21	3,653	11,364	41,616
Promotion	-	-	6,172	-	54,610
Rent - Note 6	2,400	-	5,200	-	6,632
Mineral property option payments
received	-	(119,000)	-	(119,000)	(106,940)
Stock-based compensation	6,000	-	70,051	-	150,251
Telephone	-	-	-	-	3,050
Transfer agent fees	1,509	884	2,630	2,426	21,419
Travel and automobile	-	332	6,919	3,365	38,763
Write-down and loss on disposal
of equity securities	-	1,000	6,315	1,000	19,105
Write-off of accounts payable	-	-	-	-	(1,959)
Write-off of oil and gas
properties - Note 6	-	-	-	-	84,500

Net income (loss) for the period	$ (101,588)	$ 103,541	$ (322,474)	$ (156,569)	$ (4,771,719)

Basic income (loss) per share	$ (0.00)	$ 0.00	$ (0.00)	$ (0.00)

Weighted average number of shares
outstanding	73,593,330	71,964,495	72,896,228	71,952,538

SEE ACCOMPANYING NOTES

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

for the nine months ended January 31, 2006 and 2005 and

for the period from November 24, 1998 (Date of Inception of Exploration Stage)

to January 31, 2006

(Unaudited)

(Stated in US Dollars)

			November 24,
			1998 (Date of
			Inception of
			Exploration
	Nine months ended		Stage) to
	January 31,		January 31
	2006	2005	2006

Cash Flows provided by (used in) Operating
Activities
Net loss for the period	$ (322,474)	$ (156,569)	$ (4,771,719)
Add (deduct) items not affecting cash:
Amortization	330	453	6,275
Abandonment of equipment	-	-	6,773
Mineral property option payments received	-	(59,000)	(46,940)
Write-down and loss on disposal of equity
securities	6,315	1,000	19,105
Write-off of accounts payable	-	-	(1,959)
Write-off of oil and gas properties	-	-	84,500
Issuance of common shares for investor
relations	50,630	99,000	149,630
Issuance of common shares for debt settlement	-	-	3,630
Issuance of common shares for consulting fees	-	-	2,775,000
Issuance of common shares for exploration and
development costs	-	-	513,040
Stock-based compensation	70,051	-	150,251
Change in non-cash working capital items related
to operations
Amounts receivable	2,122	2,299	-
Prepaid expenses	-	62,500	-
Accounts payable and accrued liabilities	77,126	19,297	310,258
Advances payable	294	58,644	171,043

Cash provided by (used in) operating activities	(115,606)	27,624	(631,113)

.../cont'd

SEE ACCOMPANYING NOTES

Continued

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

for the nine months ended January 31, 2006 and 2005 and

for the period from November 24, 1998 (Date of Inception of Exploration Stage)

to January 31, 2006

(Unaudited)

(Stated in US Dollars)

			November 24,
			1998 (Date of
			Inception of
			Exploration
	Nine months ended		Stage) to
	January 31,		January 31
	2006	2005	2006

Cash Flows provided by Financing Activities
Common stock issued	-	-	224,656
Common stock subscriptions	-	-	63,200
Common stock issued - options	107,500	-	232,844
Note payable	-	-	204,000

Cash flow provided by financing activities	107,500	-	724,700

Cash Flows provided by (used in) Investing
Activities
Notes receivable	(20,000)	-	(20,000)
Proceeds from sale of equity securities	19,224	-	27,835
Acquisition of capital assets	-	-	(14,343)
Acquisition of oil and gas properties	-	-	(86,500)
Proceeds on disposal of oil and gas property	-	-	2,000

Cash used in investing activities	(776)	-	(91,008)

Net increase (decrease) in cash during the period	(8,882)	27,624	2,579

Cash, beginning of the period	11,461	2,163	-

Cash, end of the period	$ 2,579	$ 29,787	$ 2,579
Non-cash Transactions - Note 7

SEE ACCOMPANYING NOTES

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

INTERIM CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)

for the period November 24, 1998 (Date of Inception of the Exploration Stage)

to January 31, 2006

(Unaudited)

(Stated in US Dollars)

				Deficit
				Accumulated
	(Note 4)		Additional	During the
	Common Shares		Paid-in	Exploration
	Number	Par Value	Capital	Stage	Total
Stock issued pursuant to private
placement agreements - at $0.15	66,665	$ 67	$ 1,933	$ -	$ 2,000
- at $2.25	442,475	442	198,672	-	199,114
- at $3.00	11,110	11	6,656	-	6,667
- at $74.91	1,335	1	19,999	-	20,000
- at $2.25	37,500	38	16,837	-	16,875
Net loss for the period	-	-	-	(184,872)	(184,872)

Balance, April 30, 1999	559,085	559	244,097	(184,872)	59,784
Stock rescission - at $74.91	(1,335)	(1)	(19,999)	-	(20,000)
Stock subscriptions - at $1.50	194,000	194	58,006	-	58,200
Net loss for the year	-	-	-	(135,022)	(135,022)

Balance, April 30, 2000	751,750	752	282,104	(319,894)	(37,038)
Stock subscriptions - at $1.50	16,665	16	4,984	-	5,000
Net loss for the year	-	-	-	(74,471)	(74,471)

Balance, April 30, 2001	768,415	768	287,088	(394,365)	(106,509)
Net loss for the year	-	-	-	(77,816)	(77,816)

Balance, April 30, 2002	768,415	768	287,088	(472,181)	(184,325)
Stock subscriptions - at $2.25	66,690	67	29,933	-	30,000
Net loss for the year	-	-	-	(92,354)	(92,354)

Balance, April 30, 2003	835,105	835	317,021	(564,535)	(246,679)

.../cont'd

SEE ACCOMPANYING NOTES

Continued

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

INTERIM CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)

for the period November 24, 1998 (Date of Inception of the Exploration Stage)

to January 31, 2006

(Unaudited)

(Stated in US Dollars)

				Deficit
				Accumulated
	(Note 4)		Additional	During the
	Common Shares		Paid-in	Exploration
	Number	Par Value	Capital	Stage	Total

Balance, April 30, 2003	835,105	835	317,021	(564,535)	(246,679)
Stock issued pursuant to debt
settlement agreements - at $0.002	51,772,500	51,773	51,772	-	103,545
Stock issued pursuant to consulting
agreements - at $0.10	12,500,000	12,500	237,500	-	250,000
- at $0.52	2,000,000	2,000	1,038,000	-	1,040,000
- at $0.48	3,000,000	3,000	1,437,000	-	1,440,000
- at $0.45	100,000	100	44,900	-	45,000
- at $0.54	9,890	9	5,331	-	5,340
Stock issued to acquire mineral
properties - at $0.43	1,000,000	1,000	429,000	-	430,000
- at $0.35	222,000	222	77,478	-	77,700
Stock issued pursuant to exercise
of options - at $0.50	250,000	250	125,094	-	125,344
Net loss for the year	-	-	-	(3,519,771)	(3,519,771)

Balance, April 30, 2004	71,689,495	71,689	3,763,096	(4,084,306)	(249,521)
Stock issued pursuant to investor
relations agreements - at $0.36	275,000	275	98,725	-	99,000
Stock issued pursuant to debt
settlement agreement - at $0.075	48,400	48	3,582	-	3,630
Stock-based compensation	-	-	80,200	-	80,200
Net loss for the year	-	-	-	(364,939)	(364,939)

Balance, April 30, 2005	72,012,895	72,012	3,945,603	(4,449,245)	(431,630)
Stock issued pursuant to exercise
of options - at $0.07	1,250,000	1,250	86,250	-	87,500
- at $0.10	200,000	200	19,800	-	20,000
Stock issued pursuant to investor
relations agreements - at $0.079	600,000	600	46,800	-	47,400
- at $0.09	100,000	100	8,900	-	9,000
Stock-based compensation	-	-	70,051	-	70,051
Net loss for the period	-	-	-	(322,474)	(322,474)

Balance, January 31, 2006	74,162,895	$ 74,162	$ 4,177,404	$(4,771,719)	$ (520,153)

SEE ACCOMPANYING NOTES

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2006

(Unaudited)

(Stated in US Dollars)

Note 1

Interim Reporting

While the information presented in the accompanying interim financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented.  These interim consolidated financial statements follow the same accounting policies and methods of their application as the Company's April 30, 2005 annual financial statements.  All adjustments are of a normal recurring nature.  It is suggested that these interim financial statements be read in conjunction with the Company's April 30, 2005 annual financial statements.

Note 2

Continuance of Operations

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At January 31, 2006, the Company had not yet achieved profitable operations, has accumulated losses of $4,771,719 since its inception, has a working capital deficiency of $317,448 and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company's ability to continue as a going concern.  The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available.

Note 3

Notes Receivable - Note 7

The notes receivable are unsecured, bear interest at 2% per annum and are due on demand.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Interim Consolidated Financial Statements

January 31, 2006

(Unaudited)

(Stated in US Dollars) - Page 2

Note 4

Mineral Properties

The Dun Glen Prospect

By a lease agreement dated September 25, 2003, the Company acquired the exclusive right to prospect and explore 28 mining claims located in Pershing County, Nevada.  The Company shall pay advanced royalty payments as follows:

2003	$ 10,000	(paid)
2004	$ 15,000	(paid)
2005	$ 25,000
2006	$ 36,000
2007	$ 50,000
2008 - 2013	$ 70,000

During the nine months period ended January 31, 2006, the Company decided not to pursue the Dun Glen Prospect and abandoned these claims.

Debut Property

By quit claim deed dated December 12, 2003, the Company acquired a 100% interest in 16 unpatented lode mineral claims located in Pershing County, Nevada for $3,500 (paid).  This agreement is subject to a production royalty of 2 1/2% of net smelter returns.

By a letter of intent dated March 15, 2004 the Company granted Megastar Development Corp. ("MDV"), a Canadian public company, the option to earn a 50% ownership interest in the Debut Property.  As consideration, MDV was to pay a total of $201,600 and issue a total of 500,000 of its common shares to the Company.  The Company and MDV mutually terminated the letter of intent on May 10, 2004.

Sierra Claims

On January 27, 2004, the Company entered into a contract to purchase a 100% interest in 30 mining claims located in Pershing County, Nevada.  As consideration for the sale and conveyance, the Company issued 222,000 common shares (issued) valued at $77,700.

During the nine months period ended January 31, 2006, the Company decided not to pursue the Sierra claims and abandoned these claims.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Interim Consolidated Financial Statements

January 31, 2006

(Unaudited)

(Stated in US Dollars) - Page 3

Note 4

Mineral Properties - (cont'd)

Scoonover Properties

By an acquisition agreement dated March 1, 2004, the Company agreed to acquire 100% ownership of the unpatented mining claims and the net smelter royalties throughout five properties (the Dun Glen (28 claims), Debut (16 claims), SMH (20 claims), Roxy (8 claims) and Gold View properties (76 claims)) located in Pershing and Eureka Counties, Nevada, in consideration for $10,000 (paid) and 1,000,000 common shares (issued) valued at $441,200.  The vendor is a related party by virtue of a former common director.

Minterra Option

By an option agreement dated July 26, 2004, the Company granted Minterra Resources Corp. ("Minterra") the option to earn a 50% ownership interest in the Gold View and Dun Glen properties (including the Sierra claims).  As consideration Minterra was required to reimburse the Company its costs up to $30,000 per property or $60,000 (paid), issue to the Company 100,000 common shares per property or 200,000 common shares valued at $58,000 (issued) and incur Cdn$1,000,000 of exploration costs per property or Cdn$2,000,000 of exploration costs within three years.  Minterra was also responsible for all of the advance royalty payments, net smelter return royalties and claim fees on these properties.  During the nine months ended January 31, 2006, Minterra terminated its option in the Dun Glen property and Sierra claims.  Minterra has maintained the Gold View properties.

Lucky Boy Project

By an option agreement dated March 17, 2005 and amended March 17, 2006, the Company was granted the option to acquire a 100% interest in 14 mineral claims and an 80 acre State Lease (the Lucky Boy Uranium Project) located in Gila County, Arizona in consideration for property payments of $75,000 and incurring exploration and development costs totalling $925,000 as follows:

Exploration
and
Property	Development
Payments	Costs	Due Date

$ 25,000	$ -	On execution (paid)
25,000	-	April 17, 2006 (subsequently paid $10,000)
25,000	500,000	March 17, 2007
-	425,000	March 17, 2008

$ 75,000	$ 925,000

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Interim Consolidated Financial Statements

January 31, 2006

(Unaudited)

(Stated in US Dollars) - Page 4

Note 4

Mineral Properties - (cont'd)

Lucky Boy Project - (cont'd)

Once the Company spends $500,000 in the cumulative on the Lucky Boy Project, then it has the right but not the obligation to earn up to a 60% interest on the property; for each further $100,000 that the Company spends on the property it will earn the right but not the obligation to earn a further 8% on the property.

The agreement is subject to a 3% uranium oxide royalty.

Rodinia Option

By an option agreement dated March 17, 2005, the Company granted Rodinia Minerals Inc. ("Rodinia") the option to acquire up to a 40% interest in the Lucky Boy Project in consideration of Rodinia deferring its acquisition of an interest in the Lucky Boy Project in favour of the Company.  The option shall be exercisable from time to time, as to 40% of the interest in respect of which the Company has exercised its right to acquire pursuant to the terms of the above-noted option agreement.

Note 5

Capital Stock - Note 4

On March 24, 2003, the Company consolidated its common stock on a 150 old for 1 new basis.  On September 29, 2003, the Company forward split its common stock on a 5 new for 1 old basis and increased its authorized capital from 50,000,000 to 150,000,000 common shares with a par value of $0.001.  The number of shares issued and outstanding has been restated to give retroactive effect to the consolidation and the forward split of its common stock.

By amended consulting agreements dated August 1, 2003, the Company retained the services of two consultants for a twelve month period to provide technical, business and/or management services to the Company.  In consideration for these services, the Company issued a total of 12,500,000 common shares to these consultants, which are recorded at a fair value of $250,000.

The Company also agreed to issue up to an additional 12,500,000 common shares as additional consideration for services should the Company and the consultants determine such consideration is appropriate.  These shares were issued into escrow at that time.  As at January 31, 2006 and April 30, 2005, 5,000,000 of these common shares have been released from escrow and were recorded at a fair value of $2,480,000.  The balance of the escrow shares have been cancelled.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Interim Consolidated Financial Statements

January 31, 2006

(Unaudited)

(Stated in US Dollars) - Page 5

Note 5

Capital Stock - Note 4 - (cont'd)

Share Purchase Options

The Company has a share purchase option plans, which authorizes the board of directors to grant shares as incentive share purchase options to directors, officers, employees and consultants.  The exercise price of the options is determined by the fair market value of the shares at the closing price on the date of the grant.

During the periods ended January 31, 2006 and April 30, 2005, the change in share purchase options outstanding is as follows:

	January 31, 2006		April 30, 2005
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price

Options outstanding, beginning of period	3,850,000	$0.08	2,100,000	$0.50
Granted	4,250,000	$0.10	5,950,000	$0.18
Exercised	(1,450,000)	$0.07	-	-
Expired	(1,800,000)	$0.10	(4,200,000)	$0.43

Options outstanding, end of period	4,850,000	$0.09	3,850,000	$0.08

Options exercisable, end of period	4,850,000	$0.09	3,050,000	$0.08

At January 31, 2006 and April 30, 2005, the share purchase options were outstanding as follows:

	January 31, 2006			April 30, 2005
		Exercise			Exercise
	Number	Price	Expiry	Number	Price	Expiry

Directors and employees	1,000,000	$0.10	Jun 19/06	-	-	-
	500,000	$0.10	Mar 17/06	500,000	$0.10	Mar 17/06
Consultants	1,100,000	$0.10	Mar 17/09	1,100,000	$0.10	Mar 17/06
	1,000,000	$0.07	Apr 14/06	2,250,000	$0.07	Apr 14/06
	1,250,000	$0.10	Aug 14/06	-	-	-

	4,850,000			3,850,000		-

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Interim Consolidated Financial Statements

January 31, 2006

(Unaudited)

(Stated in US Dollars) - Page 6

Note 5

Capital Stock - Note 4 - (cont'd)

Share Purchase Options - (cont'd)

All share purchase options vest immediately at the date of the grant with the exception of 1,100,000 share purchase options granted to a consultant.  200,000 of these share purchase options vest immediately with the remaining 900,000 share purchase options to vest at 100,000 shares per month until fully vested (April 30, 2005: 800,000 unvested).

The fair value of the stock-based compensation has been determined using the Black-Scholes option pricing model with the following assumptions:

	January 31,	January 31,
	2006	2005

Expected dividend yield	0.0%	0.0%
Expected volatility	90-149%	55%
Risk-free interest rate	2.94-3.07%	3%
Weighted average expected term in years	1 year	.33 years

The Black-Scholes option pricing model requires the input of highly subjective assumptions including the expected price volatility.  Changes in the subjective input assumptions can materially affect the fair value estimate and therefore the Black-Scholes model does not necessarily provide a reliable single measure of the fair value of the Company's share purchase options.

The compensation charge associated with the consultant's option in the amount of $70,051 is included in the statement of operations for the period ended January 31, 2006 (January 31, 2005: $NIL).

The compensation charge associated with directors' and employees' options in the amount of $27,100 at January 31, 2006 (January 31, 2005: $134,000) is not recognized in the financial statements, but included in the pro forma amounts below.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Interim Consolidated Financial Statements

January 31, 2006

(Unaudited)

(Stated in US Dollars) - Page 7

Note 5

Capital Stock - Note 4 - (cont'd)

Share Purchase Options - (cont'd)

Had compensation cost associated with directors' and employee options been determined based on fair value at the grant date, pro forma loss and loss per share would have been as follows:

	January 31,	January 31,
	2006	2005

Net loss	$ (322,474)	$ (156,569)
Pro forma compensation cost	(27,100)	(134,000)

Pro forma net loss	$ (349,574)	$ (290,569)

Pro forma net loss per share	$ (0.00)	$ (0.00)

Note 6

Related Party Transactions - Note 4

The Company was charged the following amounts by companies with former directors or officers in common and a company with an officer in common:

					November 24,
					1998 (Date of
					Inception of
					the Exploration
	Three months ended		Nine months ended		Stage) to
	January 31,		January 31,		January 31,
	2006	2005	2006	2005	2006

Administration fees	$ -	$ -	$ -	$ -	$ 14,527
Equipment	-	-	-	-	3,547
Consulting fees	4,625	3,600	19,350	25,750	158,187
Cost recovery	-	-	-	-	(4,000)
Exploration and development costs	-	-	-	8,412	16,492
Management fees	-	-	-	-	284,830
Rent	2,400	-	5,200	-	6,632
Write-off of oil and gas properties	-	-	-	-	45,000

	$ 7,025	$ 3,600	$ 24,550	$ 34,162	$ 525,215

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Interim Consolidated Financial Statements

January 31, 2006

(Unaudited)

(Stated in US Dollars) - Page 8

Note 6

Related Party Transactions - Note 4 - (cont'd)

These charges were measured by the exchange amount which is the amount agreed upon by the transacting parties.

At January 31, 2006, amounts receivable includes $NIL (April 30, 2005:  $2,063) due from a company with an officer in common.

At January 31, 2006, the Company owed $74,975 (April 30, 2005: $50,425) to a director of the Company and a company with an officer in common.  These amounts were included in accounts payable.

Note 7

Non-cash Transactions

Investment and financing activities that do not have a direct impact on current cash flows are excluded from the statements of cash flows.  The following transactions were excluded from the statements of cash flows:

During the nine months ended January 31, 2006, the Company issued 700,000 (2005: 275,000) common shares having a value of $56,400 (2005: $99,000), to consultants pursuant to investor relations agreements.

During the period from November 24, 1998 (Date of Inception of Exploration Stage) to January 31, 2006, the Company issued 51,820,900 post forward split common shares pursuant to agreements to settle debts totalling $107,175.  In addition, the Company issued a total of 17,609,890 post forward split common shares, at a value of $2,780,340, to consultants for consulting services, 1,222,000 shares at a value of $507,700 to acquire mineral properties and 975,000 shares for investor relation services at a value of $155,400.

Note 8

Subsequent Event - Note 4

Subsequent to January 31, 2006, the notes receivable were repaid.

GOLDEN PATRIOT, CORP.

47,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH THE POTENTIAL CONVERSION OF PROMISSORY NOTES

11,000,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF OUR INITIAL WARRANTS ($.30 EXERCISE PRICE)

11,000,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF OUR SUBSEQUENT WARRANTS ($.30 EXERCISE PRICE)

1,000,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF OUR WARRANTS ($.30 EXERCISE PRICE)

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNTIL __________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Our Articles of Incorporation and Bylaws designate the relative duties and responsibilities of our officers, establish procedures for actions by directors and shareholders and other items.  Our Articles of Incorporation and Bylaws also contain extensive indemnification provisions, which permit us to indemnify our officers and directors to the maximum extent provided by Nevada law.  Pursuant to our Articles of Incorporation and under Nevada law, our directors and officers are generally not liable to us or our shareholders for damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act of any such officer or director constituted a breach of his fiduciary duties; and (ii) his or her breach of those duties involve intentional misconduct, fraud or a knowing violation of law.

On June 20, 2005 and June 1, 2001, we entered into Indemnification Agreements with our director and corporate secretary, respectively, which provide the indemnitee with the maximum indemnification allowed under applicable law.  Since the Nevada statutes are non-exclusive, it is possible that certain claims beyond the scope of the statute may be indemnifiable.  The indemnification agreement provides a scheme of indemnification, which may be broader than that specifically provided by Nevada law.  It has not yet been determined, however, to what extent the indemnification expressly permitted by Nevada law may be expanded, and therefore the scope of indemnification provided by the indemnification agreement may be subject to future judicial interpretation.

The indemnification agreement provides that we are to indemnify an indemnitee, who is or was a party or becomes a party or is threatened to be made a party to any threatened, pending or completed action or proceeding whether civil, criminal, administrative or investigative by reason of the fact that the indemnitee is or was one of our directors, officers, key employees or agents.  We are to advance all expenses, judgments, fines, penalties and amounts paid in settlement incurred by the indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding as described above.  The indemnitee is to repay such amounts advanced only if it shall be ultimately determined that he or she is not entitled to be indemnified by us.  Any award of indemnification to an indemnitee, if not covered by insurance, would come directly from our assets, thereby affecting a shareholder's investment.

IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION,  INDEMNIFICATION FOR  LIABILITIES  ARISING  PURSUANT TO THE SECURITIES ACT OF 1933 IS CONTRARY TO PUBLIC POLICY AND, THEREFORE, UNENFORCEABLE.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

SEC registration fee

$2,355.07

Legal fees and expenses (1)

$20,000

3

Accounting fees and expenses (1)

$3,000

Miscellaneous and Printing fees (1)

$2,000

Total (1)

$27,355.07

(1)  Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

April 12 Notes and Warrants Financing

On April 13, 2006, we closed an initial $700,000 portion of a $2,000,000 financing pursuant to a securities purchase agreement, dated April 12, 2006, that we entered into with the selling stockholders hereunder.  We issued to the selling stockholders 6% secured convertible notes in the collective principal amount of $700,000.  Also, we issued to the selling stockholders the initial warrants to purchase 11,000,000 shares of our common stock at an exercise price of $0.30 per share, subject to adjustment, exercisable until April 12, 2013.

An additional $600,000 principal amount of 6% secured convertible notes and subsequent warrants to purchase 11,000,000 additional shares of common stock at an exercise price of $0.30 per share, subject to adjustment, exercisable until April 12, 2013, will be issued in exchange for $600,000 cash from the selling stockholders when we file this registration statement with the Securities and Exchange Commission. A final $700,000 principal amount of 6% secured convertible notes will be issued in exchange for $700,000 cash from the selling stockholders upon the SEC declaring this registration statement effective.

In connection with the offer and sale of those notes and those warrants, we engaged Envision Capital LLC as a finder for the transaction. Envision will receive warrants to purchase as many as 1,000,000 shares of our common stock for a period of 5 years at an exercise price of $0.30 per share.

We understand that the selling stockholders are “accredited investors” and that the issuance of our securities to three of the selling stockholders is exempt from registration pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the “Act”). We understand that the other Purchaser is a “non U.S. person,” and that the issuance of our securities to that Purchaser is exempt from registration pursuant to Regulation S promulgated pursuant to the Act.  No advertising or general solicitation was used in offering the securities to the selling stockholders.

Stock Options

On January 14, 2004, we issued Conrad Clemiss 750,000 stock options, David Derby 750,000 stock options and Negar Towfigh 850,000 stock options.  These persons were officers of ours at the time of issuance, and the stock options were issued at an exercise price of $.60 per share for services rendered to us.  We believe that those individuals are “non U.S. persons” and that the issuance of those options is exempt from registration pursuant to Regulation S promulgated pursuant to the Act.  Further, we issued these options in an off-shore transaction with no selling efforts in the U.S.

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On June 11, 2004, we issued Conrad Clemiss 750,000 stock options, David Derby 750,000 stock options and Negar Towfigh 600,000 stock options.  These persons were officers of ours at the time of issuance, and the stock options were issued at an exercise price of $.35 per share for services rendered to us.  We believe that those individuals are “non U.S. persons” and that the issuance of those options is exempt from registration pursuant to Regulation S promulgated pursuant to the Act. Further, we issued these options in an off-shore transaction with no selling efforts in the U.S.

On March 18, 2005, we issued Clive Ashworth 1,100,000 stock options, Jason Gigliotti 1,250,000 stock options and Negar Towfigh 500,000 stock options.  Clive Ashworth and Jason Gigliotti were consultants and Negar Towfigh an officer of ours at the time of issuance, and the stock options were issued at an exercise price of $.10 per share for services rendered to us.  We believe that those individuals are “non U.S. persons” and that the issuance of those options is exempt from registration pursuant to Regulation S promulgated pursuant to the Act. Further, we issued these options in an off-shore transaction with no selling efforts in the U.S.

On April 15, 2005, we issued Jason Gigliotti 1,000,000 stock options.  Jason Gigliotti was a consultant of ours at the time of issuance, and the stock options were issued at an exercise price of $.07 per share for services rendered to us.  We believe that Jason Gigliotti is a “non U.S. person” and that the issuance of those options is exempt from registration pursuant to Regulation S promulgated pursuant to the Act. Further, we issued these options in an off-shore transaction with no selling efforts in the U.S.

On June 20, 2005, we issued Bradley Rudman 1,000,000 stock options.  Bradley Rudman was a director of ours at the time of issuance, and the stock options were issued at an exercise price of $.10 per share for him serving as our director.  As Bradley Rudman was our director at the time, we believed that he was an accredited investor and that the issuance of our securities to him was exempt from registration pursuant to Rule 506 of Regulation D and Section 4(2) of the Act.

On August 15, 2005, we issued Jason Gigliotti 1,250,000 stock options.  Jason Gigliotti was a consultant of ours at the time of issuance, and the stock options were issued at an exercise price of $.10 per share for services rendered to us.  We believe that Jason Gigliotti is a “non U.S. person” and that the issuance of those options is exempt from registration pursuant to Regulation S promulgated pursuant to the Act. Further, we issued these options in an off-shore transaction with no selling efforts in the U.S.

On August 15, 2005, we issued Clive Ashworth 2,000,000 stock options.  Clive Ashworth was a consultant of ours at the time of issuance, and the stock options were issued at an exercise price of $.10 per share for services rendered to us.  We believe that Clive Ashworth is a “non U.S. person” and that the issuance of those options is exempt from registration pursuant to Regulation S promulgated pursuant to the Act. Further, we issued these options in an off-shore transaction with no selling efforts in the U.S.

Common Stock

In June 2003, we issued 51,772,500 (split adjusted) shares of our common stock to creditors of ours in settlement of debts.  We understand the majority of the creditors were “non U.S. persons,” and that the issuance of our securities to those creditors are exempt from registration pursuant to Regulation S promulgated pursuant to the Act.   We understand that certain of the creditors were U.S. persons and they were issued the shares in an unregistered transaction pursuant to Section

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4(2) of the Act.  No commissions were paid for the issuance of such shares. That issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. In addition, the U.S. creditors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

In February 2004, we issued 100,000 shares of our common stock to E.L. Hunsaker III for consulting services.  As E.L. Hunsaker III was our director at the time, we believed that he was an accredited investor and that the issuance of our securities to him was exempt from registration pursuant to Rule 506 of Regulation D and Section 4(2) of the Act.

On January 27, 2004, we entered into a contract with ZyMin Corporation to purchase mineral claims located in Pershing County, Nevada.  As consideration for the sales and conveyance, we issued 222,000 common shares to ZyMin in February 2004.  We also issued ZyMin 9,890 shares in April 2004 for consulting services.  We issued those shares in an unregistered transaction pursuant to Section 4(2) of the Act.  No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. ZyMin was a sophisticated investor. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a large number of investors. In addition, ZyMin had the necessary investment intent as required by Section 4(2) since it agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On March 1, 2004 we entered into an acquisition agreement with Scoonover Exploration, whereby we agreed to acquire mineral interests in consideration for $10,000 and 1,000,000 of our common shares.  We issued those shares in March 2004 in an unregistered transaction pursuant to Section 4(2) of the Act.  No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Scoonover was a sophisticated investor and Mr. Hunsaker, its principal, had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Scoonover had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

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In March 2005, we issued 48,400 shares of our common stock to Sean Meegan, a creditor of ours, in settlement of debts for investor relations services.  We believe that Sean Meegan is a “non U.S. person” and that the issuance of those shares is exempt from registration pursuant to Regulation S promulgated pursuant to the Act. Further, we issued these options in an off-shore transaction with no selling efforts in the U.S.

In December 2005, we issued Lyons Capital LLC 600,000 shares of our common stock for investor relations services.  We issued those shares in an unregistered transaction pursuant to Section 4(2) of the Act.  No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Lyons was a sophisticated investor. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a large number of investors. In addition, Lyons had the necessary investment intent as required by Section 4(2) since it agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

In December 2005, we issued Jason Gigliotti 100,000 shares of our common stock for investor relations services.  We believe that Jason Gigliotti is a “non U.S. person” and that the issuance of those shares is exempt from registration pursuant to Regulation S promulgated pursuant to the Act. Further, we issued these options in an off-shore transaction with no selling efforts in the U.S.

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ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT DESCRIPTION

Exhibit No.	Description
Exhibit 3.1 (1)	Articles of Incorporation
Exhibit 3.2 (2)	Certificate of Amendment
Exhibit 3.2 (3)	Certificate of Amendment
Exhibit 3.3 (1)	Bylaws
Exhibit 4.1 (10)	2004 Non-Qualified Stock Option Plan
Exhibit 4.1	2005 Non-Qualified Stock Option Plan
Exhibit 4.1 (11)	2005 B Non-Qualified Stock Option Plan
Exhibit 5.1	Opinion and Consent of Stepp Law Group, a professional corporation
Exhibit 10.1 (4)	Securities Purchase Agreement, dated April 12, 2006, between Golden Patriot, Corp. and AJW Partners, LLC; AJW Offshore, Ltd.; AJW Qualified Partners, LLC; and New Millennium Capital Partners II, LLC
Exhibit10.2 (4)

Investor Registration Rights Agreement, dated April 12, 2006, between Golden Patriot, Corp. and AJW Partners, LLC; AJW Offshore, Ltd.; AJW Qualified Partners, LLC; and New Millennium Capital Partners II, LLC

Exhibit 10.3 (4)

Intellectual Property Security Agreement, dated April 12, 2006, between Golden Patriot, Corp. and AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, and New Millennium Capital Partners II, LLC.

Exhibit 10.4 (4)	Security Agreement, dated April 12, 2006, between Golden Patriot, Corp. and AJW Partners, LLC; AJW Offshore, Ltd.; AJW Qualified Partners, LLC; and New Millennium Capital Partners II, LLC.
Exhibit 10.5 (4)	Form of Secured Convertible Debenture, dated April 12, 2006
Exhibit 10.6 (4)	Irrevocable Transfer Agent Instructions, dated April 12, 2006, from Golden Patriot, Corp. to Computershare, our transfer agent.
Exhibit 10.7 (4)	Form of Warrant Certificate, dated April 12, 2006.
Exhibit 10.8 (5)	Retainer Agreement for Funding Referral Services dated February 7, 2006 between Golden Patriot, Corp. and Envision Capital LLC
Exhibit 10.9 (6)	Acquisition Agreement with Scoonover Exploration, LLC for Gold View Property and Net Smelter Royalties.
Exhibit 10.10 (7)	Quitclaim Deed from Scoonover Exploration, LLC for Debut Property.
Exhibit 10.11 (8)	Option agreement dated March 17, 2005 with Rodinia Minerals Inc.
Exhibit 10.12 (8)	Consulting Agreement dated March 18, 2005 with Jason Gigliotti.
Exhibit 10.13	Amendment, dated March 18, 2006, to Consulting Agreement with Jason Gigliotti.
Exhibit 10.14 (8)	Consulting Agreement dated March 18, 2005 with Clive Ashworth.
Exhibit 10.15	Amendment, dated March 17, 2006, to Consulting Agreement with Clive Ashworth.
Exhibit 10.16 (8)	Option Agreement on Lucky Boy Property with Handley Minerals Inc.
Exhibit 10.17 (12)	Amendment to Option Agreement on Lucky Boy Property with Handley Minerals Inc.

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Exhibit 10.18 (9)	Investor Relations Agreement dated September 22, 2005 with Jason Gigliotti.
Exhibit 10.19 (1)	Indemnification Agreement with Negar Towfigh
Exhibit 10.20	Indemnification Agreement with Bradley Rudman
Exhibit 21.1	Subsidiary: Golden Patriot Nevada, Corp.
Exhibit 23.1	Consent of Amisano Hanson, Chartered Accountants
Exhibit 24.1	Power of Attorney (included on signature page of Registration Statement)

(1)

Included as exhibits to our Form 10-SB filed on August 9, 2001

(2)

Included as exhibits to our Form 10-KSB filed on July 29, 2003

(3)

Included as exhibits to our Form 10QSB filed on December 19, 2003

(4)

Included as exhibits to our 8-K filed on April 18, 2006.

(5)

Included as exhibits to our 8-K/A filed on April 20, 2006

(6)

Included as exhibits to our Form 10QSB filed on March 19, 2004

(7)

Included as exhibits to our Form 10QSB filed on December 19, 2003

(8)

Included as exhibits to our Form 10-KSB filed on August 15, 2005

(9)

Included as exhibits to our Form 10QSB filed on December 20, 2005

(10)

Included as exhibits to our Form S-8 filed on March 9, 2004

(11)

Included as exhibits to our Form S-8 filed on November 4, 2005

(12)

Included as exhibits to our Form 10QSB filed on March 22, 2006

ITEM 28.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to

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the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230. 424);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Uniondale, New York, on the 12th day of May, 2006.

GOLDEN PATRIOT, CORP.

By:    /s/ Bradley Rudman

___________________________

Bradley Rudman

CEO, Chief Financial Officer and Director

POWER OF ATTORNEY

The undersigned directors and officers of Golden Patriot, Corp. hereby constitute and appoint Bradley Rudman, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE

TITLE

DATE

/s/BRADLEY RUDMAN

CEO, CFO and Director

May 12, 2006

___________________________

BRADLEY RUDMAN

/s/NEGAR TOWFIGH

Secretary

May 12, 2006

___________________________

NEGAR TOWFIGH

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